As filed with the Securities and Exchange Commission
on October 29 , 2018
811-22507

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM N-1A

and/or
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 32	☒
(Check appropriate box or boxes)

LEEWARD INVESTMENT TRUST
(Exact Name of Registrant as Specified in Charter)

116 South Franklin Street, P. O. Box 69, Rocky Mount, NC  27802
(Address of Principal Executive Offices)

252-972-9922
(Registrant's Telephone Number, including Area Code)

Paracorp Inc.
2140 South Dupont Hwy., Camden, DE  19934
 (Name and address of agent for service)

EXPLANATORY NOTE
This Post-Effective Amendment No. 32 to the Trust's Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial shares in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such shares will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions; other investment companies; or certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial shares in the Registrant.

Ultra Short Funds

Ultra Short Prime Fund
Ticker Symbol: ULSPX

 Ultra Short Government Fund
Ticker Symbol: ULSGX

Each a series of the
Leeward Investment Trust

OFFERING DOCUMENT
 November 1, 2018

Investment Advisor
Western Asset Management, LLC
385 E. Colorado Boulevard
 Pasadena, California 91101

Responses to Form N-1A Items 1, 2, 3, 4, and 13 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Leeward Investment Trust ("Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of beneficial shares ("Shares") and to establish and designate such Shares into one or more Funds.  The Trust currently offers two series: the Ultra Short Prime Fund ("Prime Fund") and the Ultra Short Government Fund ("Government Fund;" each a "Fund," where appropriate, and collectively, the "Funds").

TABLE OF CONTENTS

Summaries	2
Summary of Important Information Regarding Purchase and Sale of Fund Shares	3
Tax Information	3
Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Fund Holdings	3
Ultra Short Prime Fund	4
Ultra Short Government Fund	4
Principal Risks	5
Portfolio Holdings Information	8
Comparison to Rule 2a-7 government money market funds	8
Management, Organization and Capital Structure	9
The Investment Advisor	9
Fund Manager(s)	10
Shareholder Information and Distribution Arrangements	1 1
Purchase of Shares	1 1
Redemption or Repurchase of Shares	11
Distributions	12
Additional Information	Back Cover

Summaries

Ultra Short Prime Fund
Fund Management
Advisor	Fund Manager – Title/Managed since
Western Asset Management Company ("WAMCo" or the "Advisor")	S. Kenneth Leech, Kevin K. Kennedy , and Martin R. Hanley – Fund Managers since September 1 9 , 2017
For important information about purchase and sale of F und shares and tax information, please turn to "Summary of Important Information Regarding Purchase and Sale of Fund Shares," beginning on page 3.
Ultra Short Government Fund
Fund Management
Advisor	Fund Manager – Title/Managed since
WAMCo	S. Kenneth Leech, Kevin K. Kennedy and Martin R. Hanley – Fund Managers since September 1 9 , 2017
For important information about purchase and sale of F und shares and tax information, please turn to "Summary of Important Information Regarding Purchase and Sale of Fund Shares," beginning on page 3.

2

Summary of Important Information Regarding Purchase and Sale of Fund Shares
Investments in the Funds may only be made by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions , other investment companies , or certain other entities which are "accredited investors." An investor in a Fund must be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended ("1933 Act"). Shares of the Funds may only be purchased from the Fund and are not offered through broker-dealers or other financial intermediaries (such as a bank).
The minimum initial investment in a Fund is $1,000,000. Subsequent investment in a Fund may be in any amount. Investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank). The minimum initial investment for a Fund may be waived at the discretion of that Fund.
An investor in a Fund may withdraw all or any portion of its investment in the Fund at the net asset value ("NAV") next determined after a withdrawal request in proper form is furnished by the investor to the Fund.
Tax Information
The following information is meant as a general summary.  Additional tax information regarding the Funds' intention to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code appears in the Funds' Statement of Additional Information.
The Funds will distribute most of their income and realized gains to their shareholders every year.  Income dividends paid by the Funds derived from net investment income, if any, and capital gains distributions, if any, will generally be paid at least annually. Shareholders may elect to take dividends from net investment income or capital gains distributions, if any, in cash or reinvest them in additional Fund shares.
Although the Funds will not be taxed on amounts they distribute, shareholders will generally be taxed on distributions paid by the Funds, regardless of whether distributions are received in cash or are reinvested in additional Fund shares.
Investment Objectives, Principal Investment Strategies, Related Risks , and Disclosure of Fund Holdings
The investment objective of each Fund is non-fundamental and may be changed by a vote of the Board of Trustees. Percentages of a "Fund's net assets" are measured as percentages of net assets plus borrowings for investment purposes. The investment policy of the Ultra Short Government Fund to invest 100% of its net assets in securities backed by government entities may be changed by the Board without shareholder approval, but shareholders will be given 60 days' notice  of any such change .
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The Funds are not "money market funds" operating under Rule 2a-7 under the 1940 Act.  Each of the Funds intends to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code. The Funds are able to invest in securities with maturities and credit ratings that would be impermissible for a money market fund to invest in.  Unlike money market funds operating under Rule 2a-7 under the 1940 Act, the Funds may invest a portion of their assets in "illiquid" securities, which are securities that cannot be sold at fair market value within seven days.
The following pages contain the investment objectives, principal investment strategies, and related risks for each of the Funds.
Ultra Short Prime Fund
The investment objective of the Prime Fund is to provide capital preservation, a high degree of liquidity , and a high level of current income. The Prime Fund seeks to achieve its investment objective by investing in a diversified group of high quality fixed income instruments and other short-term obligations denominated in U.S. dollars, including but not limited to certificates of deposit, banker's acceptances, commercial paper, corporate bonds or notes, municipal securities (including both taxable or tax-exempt), supranational securities (including senior unsecured, unsubordinated obligations issued or unconditionally guaranteed by organizations such as the International Bank for Reconstruction and Development, International Finance Corporation, or Inter-American Development Bank) , and repurchase agreements. Under normal circumstances, the Advisor will target investing in securities with remaining maturities of 397 days or less.  During certain economic conditions, the Advisor may invest up to 10% of the Prime Fund's net assets in securities with maturities exceeding 397 days.
Under normal circumstances, the Advisor will target investing in fixed income securities rated "A" or "A-1" or better, or its equivalent, by one or more nationally recognized securities ratings organizations (S&P, Moody's, Fitch, each, an "NRSRO").  During certain economic conditions, the Advisor may invest up to 10% of the Prime Fund's net assets in lower rated securities, but under no circumstances will the Fund invest in below investment grade securities.
The Prime Fund intends to limit the concentration of securities issued by any one non-U.S. Government issuer to 5% or less of the portfolio at the time of purchase. Government securities, cash, repurchase agreements backed by U.S. Government securities and money market funds are excluded from this calculation.
Ultra Short Government Fund
The investment objective of the Government Fund is to provide capital preservation, a high degree of liquidity , and a high level of current income.  The Government Fund seeks to achieve its investment objective by investing 100% of its assets in securities backed by government entities.   Under normal circumstances, the Advisor will target investing in securities with remaining maturities of 397 days or less.  During certain economic conditions, the Advisor may invest up to 10% of the Government Fund's net assets in securities with maturities exceeding 397 days.
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Under normal circumstances, the Advisor will target investing in fixed income securities rated "A" or "A-1" or better, or its equivalent, by one or more nationally recognized securities ratings organizations (S&P, Moody's, Fitch, each, an "NRSRO").  During certain economic conditions, the Advisor may invest up to 10% of the Government Fund's net assets in lower rated securities, but under no circumstances will the Fund invest in below investment grade securities.
The Government Fund may temporarily hold some or all of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments, either to maintain liquidity or for short-term defensive purposes. Any money market or overnight cash investment by the Government Fund will be in a fund made up solely of government securities, or in an instrument that is secured not less than 100% by government securities.
Principal Risks
While investing in fixed-income securities can bring added benefits, it may also involve additional risks. Investors could lose money on their investment in the Funds, or the Funds may not perform as well as other investments. Each Fund has the following general risks:
•	Unlike bank deposits, such as CDs or savings accounts, investment companies are not insured by the Federal Deposit Insurance Corporation ("FDIC").
•	There is no guarantee that the Funds will meet their investment objectives.
•
We do not guarantee the performance of a Fund, nor can we assure you that the market value of your investment will not decline. We will not "make good" any investment loss you may suffer, nor can anyone with which we contract to provide certain services, such as selling agents or investment advisors, promise to make good any such losses.

•	Share prices , and therefore the value of your investme nt, increase and decrease with changes in the value of underlying securities and other investments.
•	Investing in any mutual fund, including those deemed conservative, involves risk, including the possible loss of any money you invest.
•	An investment in a single Fund, by itself, does not constitute a complete investment plan.
•
When a Fund temporarily holds some or all of its assets in cash or in money market instruments, it may not achieve its investment objective while it is investing defensively. This practice is expected to have limited, if any, effect on each Fund's pursuit of its objectives over the long term.

5

Investment practices and risk levels are carefully monitored. Every attempt is made to ensure that the risk exposure for each Fund remains within the parameters of its objective. The following is a list of the types of risks that may apply to a given Fund.
Counter-Party Risk - The Fund may engage in transactions in securities and financial instruments that involve counterparties. Counterparty risk is the risk that a counterparty  ( the other party to a transaction or an agreement or the party with whom the Fund executes transactions) to a transaction with the Fund may be unable or unwilling to make timely principal, interest or settlement payments, or otherwise honor its obligation s . If this occurs, the Fund may lose money, suffer delays, or incur costs arising from holding or selling the underlying security.
Credit Risk - There is a risk that issuers will not make payments on fixed income securities held by the Fund, resulting in losses to the Fund. In addition, the credit quality of fixed income securities held by the Fund may be lowered if an issuer's financial condition changes. The issuer of a fixed income security may also default on its obligations. If an issuer does default, the affected security could lose all of its value, or be renegotiated at a lower interest rate or principal amount. Affected securities might also lose liquidity. Credit risk also includes the risk that a party in a transaction may not be able to complete the transaction as agreed.
Cybersecurity Risk - As part of its business, the Advisor processes, stores , and transmits large amounts of electronic information, including information relating to the transactions of each Fund. The Advisor and the Funds are therefore susceptible to cybersecurity risk. Cybersecurity failures or breaches of a Fund or its service providers have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties and/or reputational damage. A Fund and its shareholders could be negatively impacted as a result.
Interest Rate Risk – Interest rate risk is the risk that fixed income prices overall, including the prices of securities held by the Fund, will decline over short or even long periods of time due to rising interest rates. Fixed income securities with longer maturities tend to be more sensitive to interest rates than fixed income securities with shorter maturities. For example, if interest rates go up by 1.0%, the price of a 4% coupon bond will decrease by approximately 1.0% for a bond with 1 year to maturity and approximately 4.4% for a bond with 5 years to maturity.
Market Risk - The risk that the value of a stock, bond or other security will be reduced by market activity. This is a basic risk associated with all securities. Overall stock and bond market risks may also affect the value of the Fund. Factors such as domestic economic growth and market conditions, interest rate levels and political events affect the securities markets. Stocks and bonds involve the risk that they may never reach what the manager believes is their full market value, either because the market fails to recognize the security's intrinsic worth or the manager misgauged that worth. They also may decline in price, even though, in theory, they are already undervalued.
6

Money Market Risk - The Funds may invest in money market mutual funds.  An investment in a money market mutual fund is not insured or guaranteed by a FDIC or any other government agency. Although such funds seek to preserve the value of the Funds' investment at $1.00 per share, it is possible to lose money by investing in a money market mutual fund.
Municipal Securities Risk - The yields of municipal securities may move differently and adversely compared to the yields of the overall debt securities markets. There could be changes in applicable tax laws or tax treatments that reduce or eliminate the current federal income tax exemption on municipal securities or otherwise adversely affect the current federal or state tax status of municipal securities.
The value of municipal bonds that depend on a specific revenue source or general revenue source to fund their payment obligations may fluctuate as a result of changes in the cash flows generated by the revenue source(s) or changes in the priority of the municipal obligation to receive the cash flows generated by the revenue source(s).  In addition, changes in federal tax laws or the activity of an issuer may adversely affect the tax-exempt status of municipal bonds. Investments in inverse floating rate securities typically involve greater risk than investments in municipal bonds of comparable maturity and credit quality and their values are more volatile than municipal bonds due to the leverage they entail.
Political Risk – The performance of a Fund may be affected by changes in economic and market conditions, uncertainties such as political developments, military conflict and civil unrest, acts or terrorism, changes in government policies, the imposition of restrictions on the transfer of capital and in legal, regulatory and tax requirements.
Pre-Payment Risk - The risk that consumers will accelerate their prepayment of mortgage loans or other receivable, which can shorten the maturity of a mortgage-backed or other asset-backed security and reduce a Fund's return.
Regulatory Risk - The risk that changes in government regulations will adversely affect the value of a security. Also the risk that an insufficiently regulated market might permit inappropriate trading practices.
Spread Risk – The risk that the difference in the yield between U.S. government securities and debt securities with the same maturity but lesser quality will increase, causing debt securities to lose value.
U.S. Government Obligations Risk - U.S. Government obligations may be adversely impacted by changes in interest rates, U.S. Treasury obligations are backed by the "full faith and credit" of the U.S. government and generally have negligible credit risk. Securities issued or guaranteed by federal agencies or authorities and U.S. government-sponsored instrumentalities or enterprises may or may not be backed by the full faith and credit of the U.S. g overnment. The U.S. Government's guarantee does not extend to the Funds themselves. The U.S. Government does not guarantee the market value or current yield of these obligations. The Fund may be subject to such risk to the extent it invests in securities issued or guaranteed by federal agencies or authorities and U.S. government-sponsored instrumentalities or enterprises. If a government-sponsored entity is unable to meet its obligations or its creditworthiness declines, the performance of a Fund that holds securities issued or guaranteed by the entity will be adversely impacted.
7

Portfolio Holdings Information

The Statement of Additional Information contains a description of the Funds' policies and procedures with respect to the disclosure of the portfolio holdings of securities for each Fund.

Comparison to Rule 2a-7 government money market funds

Characteristic	Ultra Short Funds	Government money market funds under Rule 2a-7
Weekly liquid asset requirement	Not applicable.	At least 30% of a government money market fund's total assets must have remaining maturities of 60 days or less.
Illiquid Securities	Funds may invest up to 15% of their net assets in "illiquid" securities – securities that cannot be sold at fair market value within seven days.	Impermissible investments.
Eligible securities
The Government Fund invests 100% of its assets in securities backed by government entities. The Ultra Short Prime Fund will invest its assets in government fixed income securities rated A or better and corporate fixed income debt rated A/A1 under normal economic conditions.
99.5% or more of its total assets in cash, government securities and/or repurchase agreements that are fully collateralized by cash or government securities.
NAV	Fluctuate based on the mark-to-market valuation of the Funds' assets (fair value used if market prices unavailable).	Amortization and accretion to maintain stable $1 NAV, subject to review by Fund Board.

8

Management, Organization and Capital Structure

The Investment Advisor
WAMCo, headquartered at 385 East Colorado Boulevard, Pasadena, California 91101, provides fund management and fundamental security analysis services as the advisor for the Funds. WAMCo is owned by Legg Mason. WAMCo was founded in 1971 and has been an independent affiliate of Legg Mason since 1986. WAMCo continues to be based in Pasadena, California , with additional offices in New York, Sáo Paulo, London, Dubai, Melbourne, Hong Kong, Singapore , and Tokyo.
The Advisor manages each Fund's portfolio in accordance with the terms of the investment advisory agreement by and between the Advisor and the Trust on behalf of the Funds (the "Advisory Agreement"). The Funds are managed by a broad team of investment professionals. The particular mix of investment professionals involved in developing and implementing investment strategies for the Funds depend on the asset classes in which the Funds invest. Senior members of the portfolio management team are responsible for the development of investment strategy and oversight for the Funds and coordination of other relevant investment team members. They work together with the broader WAMCo investment management team on portfolio structure, duration weighting and term structure decisions.
For its services as investment advisor to each of the Funds, each Fund pays the Advisor an aggregate fee, which is calculated daily and paid monthly, in arrears. For the Government Fund, the annual fee is 0.07% on the first $500 million of the average daily net assets, 0.06% on all assets over $500 million. For the Prime Fund the annual fee is 0.09% on the first $500 million, 0.08% on all assets over $500 million. The fees paid to the Advisor are deducted from each Fund's assets before the Fund makes any distributions to the investors.
The Advisory Agreement provides that the Funds shall indemnify the Advisor, and their respective affiliates from and against any liabilities, loss, damages, costs , and expenses resulting from a demand, claim, lawsuit, action or proceeding relating to any of the person's conduct as the Funds' investment advisor or otherwise relating to the business or activities undertaken on behalf of the Funds (provided that such conduct did not constitute gross negligence, willful misconduct or a breach of the Advisory Agreement) or of any fiduciary obligation to the Funds and was done in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Funds.
A discussion regarding the basis for the Board's approval of the A dvisory A greement for the Prime Fund is  available in the Prime Fund's semi-annual report for the period end ing December 31, 201 8 . A discussion regarding the basis for the Board's approval of the Advisory Agreement for the Government Fund will be available in the Government Fund's first report to shareholders after it commences operations.
9

During the fiscal period from November 16, 2016 (Commencement of Operations) through September 19, 2017, Chandler Asset Management ("Chandler"), served as the Funds' investment advisor. From November 16, 2016 through June 30, 2017, Chandler received 0% of the Ultra Short Prime Fund's average daily net assets after waivers and reimbursements under an expense limitation agreement with the Trust. Chandler received no fees from the Ultra Short Government Fund, as that Fund has not yet commenced operations.
For the period from July 1, 2017, through September 18, 2017, Chandler earned 0% of the Ultra Short Prime Fund's average daily net assets after waivers and reimbursements. Chandler received no fees from the Ultra Short Government Fund, as that Fund has not yet commenced operations.
For the period from September 19, 2017, through June 30, 2018, WAMCo served as the Advisor to the Fund.  During this period, the Advisor earned 0.06% of the Ultra Short Prime Fund's average daily net assets. The Advisor received no fees from the Ultra Short Government Fund, as that Fund has not yet commenced operations.
Fund Manager(s)
S. Kenneth Leech – Chief Investment Officer
Mr. Leech was born in 1954, is a graduate of the University of Pennsylvania , and holds an MBA from the University of Pennsylvania's Wharton School. Mr. Leech has been employed by WAMCo since 1990 and has been the c hief in vestment o fficer since 2001 .
Kevin K. Kennedy – Head of Liquidity
Mr. Kennedy was born in 1954 and is a graduate of Stonehill College. Mr. Kennedy has been the Head of Liquidity at WAMCo since 2005. Prior to joining WAMCo , Mr. Kennedy held the position of m anaging d irector and p ortfolio m anager at Citigroup Asset Management for over 10 years.
Martin R. Hanley – Portfolio Manager
Mr. Hanley was born in 1954, is a graduate of Fordham University , and holds an MBA from the Fordham Graduate School of Business. Mr. Hanley has been a Portfolio Manager at WAMCo since 2005. Prior to joining WAMCo , Mr. Hanley was Director and Portfolio Manager at Citigroup Asset Management for over 15 years.

10

Shareholder Information and Distribution Arrangements
Purchase of Shares
Shares in the Funds are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. All investments in the Funds are made without a sales load at the NAV next determined after an order is received by the Funds. Investment in a Fund may only be made by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions , other investment companies , or certain other entities that are "accredited investors". An investor in a Fund must be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the 1933 Act.
The NAV of each Fund is determined as of 3:00 P.M., Eastern Time ("Valuation Time"), on all weekdays that the bond market is open, based upon the SIFMA schedule of market business days and holidays ("Business Day"). Net asset value per share is calculated by dividing the aggregate value of the Fund's assets less all liabilities by the number of units of shares outstanding. The Funds value fund securities at current market value if market quotations are readily available. If market quotations are not readily available, the Funds value those securities at fair value as determined by or pursuant to procedures adopted by the Board.
Each investor in a Fund may add to or reduce its investment in the Fund. At the Valuation Time on each Business Day, the value of each investor's share in a Fund will be determined by multiplying the Fund's NAV by the percentage, effective for that day, which represents that investor's share of the aggregate shares in the Fund. Any additions to or withdrawals of those shares which are to be effected on that day will then be effected. Each investor's share of the aggregate shares in the Fund then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Fund as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Fund's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Fund by all investors. The percentages so determined then will be applied to determine the value of each investor's respective share in the Fund as of the Valuation Time on the following Business Day.
The Trust reserves the right to reject any purchase order for any reason.
Redemption or Repurchase of Shares

An investor in a Fund may withdraw all or any portion of its investment in the Fund at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust.
It will take up to 7 days following the receipt of your redemption request to pay out redemption proceeds; however, the Fund typically expects that the payment of redemption proceeds will be initiated the next business day following the receipt of your redemption request regardless of the method of your payment.
Requests received after 1:00 p.m. ET will be treated as received the following Business Day. Investments in a Fund may not be transferred.
11

The Fund expects to pay redemptions from cash, cash equivalents, proceeds from the sale of additional Fund shares, and then from the sale of portfolio securities or in kind. These redemption payment methods will be used in regular and stressed market conditions. The Fund may also suspend redemptions, as permitted by the 1940 Act: (i) for any period during which the New York Stock Exchange is closed, trading on the New York Stock Exchange is restricted; (ii) for any period during which an emergency exists as a result of which the Fund's disposal of its portfolio securities is not reasonably practicable, or it is not reasonably practicable for the Fund to fairly determine the value of its net assets; or (iii) for such other periods as the Securities and Exchange Commission may by order permit for the protection of the Fund's shareholders.
Distributions

A Fund's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on a Fund's assets, less (2) all actual and accrued expenses of a Fund, amortization of any premium, and net realized losses on a Fund's assets, all as determined in accordance with generally accepted accounting principles. All of a Fund's net income is allocated pro rata among the investors in the Fund. A Fund's net income generally is not distributed to the investors in the Fund, except as determined by the Trustees from time to time, but instead is included in the NAV of the investors' respective shares in the Fund.
12

Additional Information

Ultra Short Funds

Ultra Short Prime Fund
 Ultra Short Government Fund

Additional information about the Funds is available in the Funds' Statement of Additional Information, which is incorporated by reference into this prospectus.
The Funds' Statement of Additional Information is available, free of charge, on the website listed below and upon request by contacting the Funds (you may also request other information about the Funds or make shareholder inquiries) as follows:
By telephone:	1-800-773-3863
By mail:	Ultra Short [Government or Prime] Fund c/o Nottingham Shareholder Services 116 South Franklin Street Post Office Box 4365 Rocky Mount, North Carolina 27803-0365
By e-mail:	shareholders@ncfunds.com
On the Internet:	www.ncfunds.com

Statement of Additional Information

The Ultra Short Funds

Ultra Short Prime Fund
Ticker Symbol: ULSPX
 Ultra Short Government Fund
Ticker Symbol: ULSGX

Western Asset Management, LLC
385 E. Colorado Boulevard
 Pasadena, California 91101

November 1, 2018

Each a series of the
Leeward Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804
 Telephone 1-800-773-3863

This Statement of Additional Information ("SAI") is intended to provide additional information regarding the Ultra Short Prime Fund ("Prime Fund") and the Ultra Short Government Fund ("Government Fund" and collectively, with the Prime Fund, the "Funds") of Leeward Investment Trust (the "Trust") and should be read in conjunction with the Trust's Offering Document dated  November 1, 2018 . All terms used in this SAI that are defined in the Offering Document will have the same meanings assigned in this SAI. Copies of the Offering Document and the Funds' Annual Reports, once available, may be obtained at no charge by writing or calling the Funds at the address or phone number shown above.

Table of Contents
Trust History	2
Description of the Trust, Funds, Investments and Risks	2
Fundamental Investment Policies	2
Non-Fundamental Investment Policies	3
Further Explanation of Investment Policies	3
Permitted Investment Activities and Certain Associated Risks	4
Debt Securities	4
Management of the Trust	1 2
General	1 2
Code of Ethics	15
Anti-Money Laundering	16
Proxy Voting Policies and Procedures	16
Policies and Procedures for Disclosures of Fund Portfolio Holdings	16
Control Persons and Other Principal Holders of Securities	17
Government Fund	17
Prime Fund	18
Investment Advisory and Other Services	18
Advisor	18
Administrator and Fund Accountant	19
Custodian	19
Transfer Agent	19
Independent Registered Public Accounting Firm	20
Legal Counsel	20
Fund Manager	2 0
Compensation	2 0
Ownership of Fund Shares	20
Other Accounts	20
Conflicts of Interests	2 1
Brokerage Allocation and Other Practices	2 1
Portfolio Turnover	22
Brokerage Commissions	22
Directed Brokerage Commissions	22
Capital Stock and Other Securities	2 3
Purchase, Redemption and Pricing of Shares	2 3

Determination of Net Asset Value	24
Taxation	25
Financial Statements	25
Appendix A	26
Appendix B	30

Trust History
The Trust, which is a statutory trust organized under Delaware law on July 30, 2010, is an open-end management investment company. The Trust's Declaration of Trust authorizes the Trustees to divide shares into series, each series relating to a separate Fund of investments, and to classify and reclassify any unissued shares into one or more classes of shares of each such series.  The Trust currently consists of two series, the Prime Fund and the Government Fund, each managed by the Western Asset Management Company , LLC ( "WAMCo" or "Advisor").  Additional series and/or classes may be created from time to time.  The number of shares in the Trust shall be unlimited.  When issued for payment as described in the Funds' Offering Document and the SAI, shares of the Funds will be fully paid and non-assessable and shall have no preemptive or conversion rights. The Trust normally does not issue share certificates.
Description of the Trust, Funds, Investments and Risks
Fundamental Investment Policies
Each Fund has adopted the following fundamental investment policies; that is, they may not be changed without approval by the holders of a majority (as defined under the Investment Company Act of 1940, as amended (the "1940 Act") , of the outstanding voting securities of each Fund.
As a matter of fundamental policy, each Fund may not:
(1) Issue senior securities, except as permitted by the 1940 Act ;
(2) Borrow money, except to the extent permitted under the 1940 Act (including, without limitation, borrowing to meet redemptions).  For purposes of this investment restriction, the entry into options, forward contracts, futures contracts, swaps, including those relating to indices, and options on futures contracts or indices shall not constitute borrowing;
(3) Pledge, mortgage, or hypothecate its assets, except to the extent necessary to secure permitted borrowings and to the extent related to the deposit of assets in escrow in connection with writing covered put and call options and the purchase of securities on a when-issued or forward commitment basis and collateral and initial or variation margin arrangements with respect to swaps, options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices;
(4) Act as an underwriter except to the extent that, in connection with the disposition of portfolio securities, each Fund may be deemed to be an underwriter under certain federal securities laws;
(5) Purchase or sell real estate or direct interests in real estate; provided, however, that each Fund may purchase and sell securities which are secured by real estate and securities of companies that invest or deal in real estate (including, without limitation, investments in REITs, mortgage-backed securities, and privately-held real estate funds);
(6) Invest in commodities, except that each Fund may purchase and sell securities of companies that invest in commodities, options, forward contracts, futures contracts, including those relating to indices and currencies, and options on futures contracts, indices , or currencies;
(7) Make investments for the purpose of exercising control or management over a portfolio company;
(8) Make loans, provided that each Fund may lend its portfolio securities in an amount up to 33% of total Fund assets, and provided further that, for purposes of this restriction, investment in U.S. Government obligations, short-term commercial paper, certificates of deposit, and bankers' acceptances;
(9) Concentrate its investments. Each Fund's concentration policy limits the aggregate value of holdings of a single industry or group of industries (except U.S. Government and cash items) to less than 25% of the Fund's total assets (except that the Prime Fund may invest 25% or more of its assets in the financial services industry); or
(10) With respect to 75% of its total assets, each Fund may not: (i) purchase 10% or more of the outstanding voting securities of any one issuer; or (ii) purchase securities of any issuer if, as a result, 5% or more of the Fund's total assets would be invested in that issuer's securities.  This limitation does not apply to investments in : (i) cash and cash items; (ii) securities of other registered investment companies;   (iii) obligations of the United States Government, its agencies, or instrumentalities; and (iv) repurchase agreements backed by obligations of the United States Government and/or its agencies.

Non-Fundamental Investment Policies
Each Fund has adopted the following non-fundamental policies; that is, they may be changed by the Trustees at any time without approval of such Fund's Shareholders.
(1) Each Fund may invest in shares of other investment companies to the extent permitted under the 1940 Act, including the rules, regulations , and any exemptive orders obtained thereunder ; provided , however, that no Fund that has knowledge that its Shares are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act will acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act.
(2) Each Fund may not invest or hold more than 15% of the Fund's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.
(3)  Each Fund may invest in financial instruments subject to the Commodity Exchange Act of 1936, as amended ("CEA"), including futures, options on futures, and swaps ("commodity interests"), consistent with its investment policies and the 1940 Act, including the rules, regulations and interpretations of the Securities and Exchange Commission ("SEC") thereunder or any exemptive orders obtained thereunder, and consistent with investment in commodity interests that would allow the Fund's investment adviser to claim an exclusion from being a "commodity pool operator" as defined by the CEA.
(4) Each Fund may not make investments for the purpose of exercising control or management, provided that this restriction does not limit a Fund's investments in securities of other investment companies or investments in entities created under the laws of foreign countries to facilitate investment in securities of that country.
(5) Each Fund may not purchase securities on margin (except for short-term credits necessary for the clearance of transactions).
(6)  Neither Fund may sell securities short, unless such Fund owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short.
(7) Each Fund that is subject to Rule 35d-1 (the "Names Rule") under the 1940 Act, and that has a non-fundamental policy or policies in place to comply with the Names Rule, has adopted the following policy: Shareholders will receive at least 60 days' notice of any change to a Fund's non-fundamental policy complying with the Names Rule.
Further Explanation of Investment Policies
Senior securities may include any obligation or instrument issued by a fund evidencing indebtedness. The 1940 Act generally prohibits funds from issuing senior securities, although it does not treat certain transactions as senior securities ("Permitted Senior Securities"), such as certain borrowings, short sales, firm commitment agreements, and standby commitments, with appropriate earmarking or segregation of assets to cover such obligations.  The Funds' specific policies for segregation of assets are described in "Additional Information About Investment Policies" above.
Each Fund is allowed to pledge, mortgage, or hypothecate assets up to the amounts allowable under the 1940 Act, which presently allows the Fund to borrow from any bank (including pledging, mortgaging or hypothecating assets) in an amount up to 33 1/3% of its total assets (not including temporary borrowings less than or equal to 5% of its total assets).

With respect to the fundamental investment restrictions above (other than those involving borrowings), if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction (i.e., percentage limitations are determined at the time of purchase).
For purposes of each Fund's concentration policy, if the Fund invests in one or more investment companies, the Fund will examine the holdings of such investment companies to ensure that the Fund is not indirectly concentrating its investments in a particular industry. In determining the exposure of the Fund to a particular industry for purposes of the fundamental investment restriction on concentration, the Fund currently uses Standard & Poor's Global Industry Classification Standard (GICS) in order to classify industries.
Notwithstanding the foregoing policies, any other investment companies in which the Funds may invest have adopted their own investment policies, which may be more or less restrictive than those listed above, thereby allowing a Fund to participate in certain investment strategies indirectly that are prohibited under the fundamental and non-fundamental investment policies listed above.
With respect to repurchase agreements, each Fund invests only in repurchase agreements that are fully collateralized by either cash or cash equivalents, or securities issued or guaranteed by the U.S. Government, its agencies , or instrumentalities. For purposes of the Funds' fundamental investment policy with respect to concentration, the Funds do not consider such repurchase agreements to constitute an industry or group of industries because the Funds choose to look through such securities to the underlying collateral, which is itself excepted from the Funds' concentration policy.
Permitted Investment Activities and Certain Associated Risks
Set forth below are descriptions of permitted investment activities for the Funds and certain of their key associated risks. The activities are organized into various categories. To the extent that an activity overlaps two or more categories, the activity is referenced only once in this section. Not all the Funds participate in all of the investment activities described below.  In addition, with respect to any particular Fund, to the extent that an investment activity is described in The Offering Document for such Fund as being part of its principal investment strategy, the information provided below regarding such investment activity is intended to supplement, but not supersede, the information contained in The Offering Document, and the Fund may engage in such investment activity in accordance with the limitations set forth in The Offering Document. To the extent an investment activity is described in this SAI that is not referenced in The Offering Document, a Fund under normal circumstances will not engage in such investment activity with more than 15% of its assets unless otherwise specified below. Unless otherwise noted or required by applicable law, the percentage limitations included in this SAI apply at the time of purchase of a security.
For purposes of monitoring the investment policies and restrictions of the Funds (with the exception of the loans of Fund securities policy described below), the amount of any securities lending collateral held by a Fund will be excluded in calculating total assets.
Debt Securities
Asset-Backed Securities. Asset-backed securities are securities that are secured or "backed" by pools of various types of assets on which cash payments are due at fixed intervals over set periods of time. Asset-backed securities are created in a process called securitization. In a securitization transaction, an originator of loans or an owner of accounts receivable of a certain type of asset class sells such underlying assets in a "true sale" to a special purpose entity, so that there is no recourse to such originator or owner. Payments of principal and interest on asset-backed securities typically are tied to payments made on the pool of underlying assets in the related securitization. Such payments on the underlying assets are effectively "passed through" to the asset-backed security holders on a monthly or other regular, periodic basis. The level of seniority of a particular asset-backed security will determine the priority in which the holder of such asset-backed security is paid, relative to other security holders and parties in such securitization. Examples of underlying assets include consumer loans or receivables, home equity loans, automobile loans or leases, and timeshares, although other types of receivables or assets also may be used as underlying assets.
While asset-backed securities typically have a fixed, stated maturity date, low prevailing interest rates may lead to an increase in the prepayments made on the underlying assets. This may cause the outstanding balances due on the underlying assets to be paid down more rapidly. As a result, a decrease in the originally anticipated interest from such underlying securities may occur, causing the asset-backed securities to pay-down in whole or in part prior to their original stated maturity date. Prepayment proceeds would then have to be reinvested at the lower prevailing interest rates. Conversely, prepayments on the underlying assets may be less than anticipated, causing an extension in the duration of the asset-backed securities.

Delinquencies or losses that exceed the anticipated amounts for a given securitization could adversely impact the payments made on the related asset-backed securities , which is why, as part of a securitization, asset-backed securities are often accompanied by some form of credit enhancement, such as a guaranty, insurance policy, or subordination. In certain securitization transactions, insurance, credit protection, or both may be purchased with respect to only the most senior classes of asset-backed securities, on the underlying collateral pool, or both. The extent and type of credit enhancement varies across securitization transactions.
In addition to the normal risks associated with debt securities discussed elsewhere in this SAI and the Offering Document, asset-backed securities carry additional risks including, but not limited to, the possibility that (i) the pace of payments on underlying assets may be faster or slower than anticipated or payments may be in default; (ii) the creditworthiness of the credit support provider may deteriorate; and (iii) such securities may become less liquid or harder to value as a result of market conditions or other circumstances.
Bank Obligations. Bank obligations include certificates of deposit, time deposits, bankers' acceptances , and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations , and other banking institutions. With respect to such obligations issued by foreign branches of domestic banks, foreign subsidiaries of domestic banks, and domestic and foreign branches of foreign banks, a Fund may be subject to additional investment risks that are different in some respects from those incurred by a Fund that invests only in debt obligations of domestic issuers. Such risks include possible future political, regulatory , or economic developments, the possible imposition of foreign withholding and other taxes (at potentially confiscatory levels) on amounts realized on such obligations, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions that might adversely affect the payment of principal and interest on these obligations and the possible seizure or nationalization of foreign deposits. In addition, foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements and to different regulatory, accounting, auditing, reporting , and recordkeeping standards than those applicable to domestic branches of U.S. banks.
Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.
Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits that may be held by a Fund will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation ("FDIC"). Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating or variable interest rates.
Bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. The value of fixed-rate bonds will tend to fall when interest rates rise and rise when interest rates fall. The value of "floating-rate" or "variable-rate" bonds, on the other hand, fluctuate much less in response to market interest-rate movements than the value of fixed-rate bonds.
Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

Corporate Debt Securities. Certain of the debt instruments purchased by the Funds may be interest-bearing securities issued by a company, called corporate debt securities. The issuer of a corporate debt security has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a corporate debt security before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. The value of fixed-rate corporate debt securities will tend to fall when interest rates rise and rise when interest rates fall. The value of "floating-rate" or "variable-rate" corporate debt securities, on the other hand, fluctuate much less in response to market interest rate movements than the value of fixed-rate securities. Corporate debt securities may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Corporate debt securities may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).
Investors should be aware that even though interest-bearing securities are investments which promise a stable stream of income, the prices of such securities are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. Longer-term securities are affected to a greater extent by interest rates than shorter-term securities. The values of fixed-income corporate debt securities also may be affected by changes in the credit rating or financial condition of the issuing entities. Certain corporate debt securities that may be purchased by the Fund, such as those rated "Baa" or lower by Moody's Investors Service, Inc. ("Moody's") , and "BBB" or lower by S&P Global Ratings ("S&P") tend to be subject to greater issuer credit risk, greater market fluctuations , and pricing uncertainty, and to less liquidity than lower yielding, higher rated fixed-income securities. If a security held by a Fund is downgraded, such Fund may continue to hold the security until such time as the Advisor determines it to be advantageous for the Fund to sell the security. The ratings of S&P, Fitch , and Moody's are more fully described in the Appendix. Investing in corporate debt securities is subject to certain risks including, among others, credit and interest rate risk, as more fully described in the t he Offering Document.
Commercial Paper. Commercial paper (including variable amount master demand notes, see "Floating and Variable Rate Obligations" below), refers to short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and typically has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations which permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The Funds may only purchase commercial paper (including variable rate demand notes and variable rate master demand notes issued by domestic and foreign bank holding companies, corporations , and financial institutions, as well as similar instruments issued by government agencies and instrumentalities) of issuers that are determined by the Advisor to present minimal credit risk.
Asset-Backed Commercial Paper. Securities that are issued from commercial paper conduits are called asset-backed commercial paper securities. Credit support for such securities falls into two categories: liquidity protection and protection against ultimate default under the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the securities or underlying pool are made in a timely fashion. Protection against ultimate default ensures payment on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies , or letters of credit obtained from third parties, through various means of structuring the transaction, such as by issuing senior and subordinated instruments , or through a combination of these approaches. The degree of credit support provided on each issue is based generally on historical information relating to the level of credit risk associated with the payments. Delinquency or loss that exceeds the anticipated amount , or a downgrade or loss of credit support could adversely impact the value of or return on an investment in an asset-backed commercial paper security.
Commercial paper is also subject to the risks generally associated with debt securities discussed elsewhere in this SAI and the Offering Document.
Floating and Variable-Rate Obligations. Floating- and variable-rate obligations include obligations such as demand notes and bonds . The Funds may also purchase certificates of participation in such instruments. Variable-rate demand notes include master demand notes that are obligations that permit a Fund to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Fund, as lender, and the borrower. The interest rate on a floating-rate demand obligation is based on a referenced lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. The issuer of such obligations ordinarily has a right, after a given period, to prepay at its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Such features often include unconditional and irrevocable letters of credit that are issued by a third party, usually a bank, savings and loan association , or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Letters of credit are designed to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying variable-rate demand obligation should default. Some variable rate obligations feature other credit enhancements, such as standby bond purchase agreements ("SBPAs"). An SBPA can feature a liquidity facility that is designed to provide funding for the purchase price of variable rate obligations that are unable to be successfully remarketed for resale. The liquidity facility provider is obligated solely to advance funds for the purchase of tendered variable rate bonds that fail to be remarketed and does not guarantee the repayment of principal or interest. The liquidity facility provider's obligations under the SBPA are subject to conditions, including the continued creditworthiness of the underlying borrower or issuer, and the facility may terminate upon the occurrence of certain events of default or at the expiration of its term.

In addition, a liquidity facility provider may be unable or unwilling to perform its obligations. A Fund may be unable to timely dispose of a variable rate obligation if the underlying issuer defaults and the letter of credit or liquidity facility provider is unable or unwilling to perform its obligations or the facility otherwise terminates and a successor letter of credit or liquidity provider is not immediately obtained. The potential adverse impact to a Fund resulting from the inability of a letter of credit or liquidity facility provider to meet its obligations could be magnified to the extent the provider also furnishes credit support for other variable-rate obligations held by the Fund.
There generally is no established secondary market for certain variable-rate obligations, such as those not supported by letters of credit, SBPAs or other credit support arrangements, because they are direct lending arrangements between the lender and borrower. Accordingly, where these obligations are not secured by letters of credit, SBPAs or other credit support arrangements, a Fund is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations may not be rated by credit rating agencies and a Fund may invest in obligations which are not so rated only if the Advisor determines that at the time of investment the obligations are of comparable quality to the other obligations in which such Fund may invest. The Advisor, on behalf of a Fund, monitors the creditworthiness of the issuers of the floating- and variable-rate demand obligations in such Fund's portfolio. Floating- and variable-rate instruments are subject to interest-rate and credit risks and other risks generally associated with debt securities.
The floating- and variable-rate instruments that the Funds may purchase include certificates of participation in such instruments.
Insurance Funding Agreements. A Fund may invest in funding agreements issued by domestic insurance companies. Funding agreements are short-term, privately placed debt obligations of insurance companies that offer a fixed- or floating-rate of interest. These investments are not readily marketable and therefore are considered to be illiquid securities. (See the section entitled "Illiquid Securities").
Guaranteed Investment Contracts. Certain Funds may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to such contracts, a Fund makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the deposit fund on a monthly basis guaranteed interest at a rate based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and these charges will be deducted from the value of the deposit fund. A Fund will purchase a GIC only when the Advisor has determined that the GIC presents minimal credit risks to the Fund and is of comparable quality to instruments in which the Fund may otherwise invest. Because a Fund may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, a GIC may be considered an illiquid investment. The term of a GIC will be one year or less. The interest rate on a GIC may be tied to a specified market index and is guaranteed not to be less than a certain minimum rate.
Inflation-Protected Debt Securities. The Inflation-Protected Bond Fund invests primarily in, and the other Funds may invest in inflation-protected debt securities, including Treasury Inflation-Protected Securities ("TIPS"). Inflation-protected debt securities are instruments whose principal is indexed to a measure of inflation such as, for example, the Consumer Price Index.

A Fund's yield and return will reflect both any inflation adjustment to interest income and the inflation adjustment to principal.
Inflation-protected debt securities are subject to greater risk than traditional debt securities if interest rates rise in a low inflation environment. Generally, the value of an inflation-protected debt security will fall when real interest rates rise and will rise when real interest rates fall.
While these securities are expected to be protected from long term inflationary trends, short term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the debt securities' inflationary measure. Income fluctuations associated with changes in market interest rates are expected to be low; however, income fluctuations associated with changes in inflation are expected to be high. The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Inflation-indexed bonds, including TIPS, decline in value when real interest rates rise. In certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, inflation indexed bonds may experience greater losses than other fixed income securities with similar durations.
For federal income tax purposes, both interest payments and the difference between original principal and the inflation adjusted principal of inflation-protected debt securities will be treated as interest income subject to taxation. Interest payments are taxable when received or accrued. The inflation adjustment to principal is subject to tax in the year the adjustment is made, not at maturity of the security when the cash from the repayment of principal is received.
Money Market Instruments. Investments in the following types of high-quality money market instruments are permitted: (i) U.S. Government obligations; (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper that has been determined by the Advisor to present minimal credit risk; and (iv) repurchase agreements. A Fund also may invest in short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that at the time of investment: (i) have more than $10 billion, or the equivalent in other currencies, in total assets; and (ii) in the opinion of the Advisor, are of comparable quality to obligations of U.S. banks which may be purchased by the Funds.
Municipal Bonds. Municipal bonds are debt obligations issued to obtain funds for various public purposes. The two principal classifications of municipal bonds are "general obligation" and "revenue" bonds. General obligation bonds are supported by the municipality's general taxing authority, while revenue bonds are supported by the revenues from one or more particular project or activity. Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user. Certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds to finance privately operated facilities.
Certain of the municipal obligations held by the Funds may be insured as to the timely payment of principal and interest. The insurance policies usually are obtained by the issuer of the municipal obligation at the time of its original issuance. In the event that the issuer defaults on interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. Although the insurance feature is designed to reduce certain financial risks, the premiums for insurance and the higher market price sometimes paid for insured obligations may reduce a Fund's current yield. Insurance generally will be obtained from insurers with a claims-paying ability rated Aaa by Moody's or AAA by S&P or Fitch or otherwise rated investment grade. To the extent that securities held by a Fund are insured as to principal and interest payments by insurers whose claims paying ability rating is downgraded by Moody's, S&P or Fitch, the value of such securities may be affected. There is, however, no guarantee that the insurer will meet its obligations. Moreover, the insurance does not guarantee the market value of the insured obligation or the net asset value of the Fund's shares. In addition, such insurance does not protect against market fluctuations caused by changes in interest rates and other factors. A Fund also may purchase municipal obligations that are additionally secured by bank credit agreements or escrow accounts. The credit quality of companies which provide such credit enhancements will affect the value of those securities.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal obligations. For example, under federal tax legislation enacted in 1986, interest on certain private activity bonds must be included in a Shareholder's federal alternative minimum taxable income. Moreover, a Fund cannot predict what legislation, if any, may be proposed in the state legislature regarding the state income tax status of interest on such obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of municipal obligations generally for investment by the Fund and the liquidity and value of the Funds' portfolio. In such an event, the Fund would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.
A Fund invests in municipal securities in reliance at the time of purchase on an opinion of bond counsel to the issuer that the interest paid on those securities will be excludable from gross income for federal income tax purposes. Such opinion may have been issued as of a date prior to the date that the Fund acquires the municipal security. Subsequent to a Fund's acquisition of such a municipal security, however, the security may be determined to pay, or to have paid, taxable income. As a result, the treatment of dividends previously paid or to be paid by a Fund as "exempt-interest dividends" could be adversely affected, subjecting the Fund's Shareholders to increased federal income tax liabilities. Under highly unusual circumstances, the Internal Revenue Service may determine that a municipal bond issued as tax-exempt should in fact be taxable. If any Fund held such a bond, it might have to distribute taxable income or reclassify as taxable, ordinary income that was previously distributed as exempt-interest dividends.
Taxable Municipal Obligations. There is another type of municipal obligation that is subject to federal income tax for a variety of reasons. These municipal obligations do not qualify for the federal income exemption because (a) they did not receive necessary authorization for tax-exempt treatment from state or local government authorities, (b) they exceed certain regulatory limitations on the cost of issuance for tax-exempt financing or (c) they finance public or private activities that do not qualify for the federal income tax exemption. These non-qualifying activities might include, for example, certain types of multi-family housing, certain professional and local sports facilities, refinancing of certain municipal debt, and borrowing to replenish a municipality's underfunded pension plan.
Municipal Notes. Municipal notes include, but are not limited to, tax anticipation notes ("TANs"), bond anticipation notes ("BANs"), revenue anticipation notes ("RANs") , and construction loan notes. Notes sold as interim financing in anticipation of collection of taxes, a bond sale or receipt of other revenues are usually general obligations of the issuer.
TANs. An uncertainty in a municipal issuer's capacity to raise taxes as a result of such events as a decline in its tax base or a rise in delinquencies could adversely affect the issuer's ability to meet its obligations on outstanding TANs. Furthermore, some municipal issuers mix various tax proceeds into a general fund that is used to meet obligations other than those of the outstanding TANs. Use of such a general fund to meet various obligations could affect the likelihood of making payments on TANs.
BANs. The ability of a municipal issuer to meet its obligations on its BANs is primarily dependent on the issuer's adequate access to the longer - term municipal bond market and the likelihood that the proceeds of such bond sales will be used to pay the principal of, and interest on, BANs.
RANs. A decline in the receipt of certain revenues, such as anticipated revenues from another level of government, could adversely affect an issuer's ability to meet its obligations on outstanding RANs. In addition, the possibility that the revenues would, when received, be used to meet other obligations could affect the ability of the issuer to pay the principal of, and interest on, RANs.
RAWs. Revenue anticipation warrants, or reimbursement warrants, are issued to meet the cash flow needs of state governments at the end of a fiscal year and in the early weeks of the following fiscal year. These warrants are payable from unapplied money in a state's general fund, including the proceeds of RANs issued following enactment of a state budget or the proceeds of refunding warrants issued by the state, and are typically subordinated in right of payment to RANs.
The values of outstanding municipal securities will vary as a result of changing market evaluations of the ability of their issuers to meet the interest and principal payments (i.e., credit risk). Such values also will change in response to changes in the interest rates payable on new issues of municipal securities (i.e., market risk).

Supranational Agency Securities. Debt security investments may include the debt securities of "supranational" entities if the Advisor believes that the securities do not present risks inconsistent with a Fund's investment objective. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development, the International Finance Corporation and the Inter-American Development Bank.
Unrated and Downgraded Investments. A Fund may purchase instruments that are not rated if, in the opinion of the Advisor, such obligations are of investment quality comparable to other rated investments that are permitted to be purchased by such Fund. After purchase by a Fund, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by such Funds. Neither event will require a sale of such security by the Fund. To the extent the ratings given by Moody's, Fitch, or S&P may change as a result of changes in such organizations or their rating systems, a Fund will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Offering Document and in this SAI. The ratings of Moody's, Fitch , and S&P are more fully described in the Appendix.
U.S. Government Obligations. U.S. Government obligations include securities issued by the U.S. Treasury, U.S. Government agencies , or U.S. Government sponsored entities. While U.S. Treasury obligations are backed by the "full faith and credit" of the U.S. Government, securities issued by U.S. Government agencies or government-sponsored entities may not be backed by the full faith and credit of the U.S. Government. The Government National Mortgage Association ("GNMA"), a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or the Department of Veterans Affairs. Government-sponsored entities (whose obligations are not backed by the full faith and credit of the U.S. Government) include, but are not limited to, the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). If a government-sponsored entity is negatively impacted by legislative or regulatory action, is unable to meet its obligations, or its creditworthiness declines, the performance of a Fund that holds securities of the entity will be adversely impacted. U.S. Government obligations are subject to low but varying degrees of credit risk and are still subject to interest rate and market risk. U.S. Government obligations may be adversely affected by a default by, or decline in the credit quality of, the U.S. Government.
Variable Rate and Amount Master Notes. Certain Funds may invest in variable amount master demand notes, obligations which permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and the Funds whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes.
Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Fund's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and each Fund may invest in obligations which are not so rated only if the Advisor determines that at the time of investment the obligations are of comparable quality to the other obligations in which such Fund may invest.
Zero-Coupons and Step-Up Coupons. These securities are debt securities that do not make regular cash interest payments. Zero-coupon securities are securities that make no periodic interest payments , but are instead sold at discounts from face value. Step-up coupon bonds are debt securities that may not pay interest for a specified period of time and then, after the initial period, may pay interest at a series of different rates. If these securities do not pay current cash income, the market prices of these securities would generally be more volatile and likely to respond to a greater degree to changes in interest rates than the market prices of securities that pay cash interest periodically having similar maturities and credit qualities.
Forward Commitments, When-Issued and Delayed-Delivery Transactions. Securities may be purchased or sold on a when-issued or delayed-delivery basis and contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time may also be made. Delivery and payment on such transactions normally take place within 120 days after the date of the commitment to purchase. Securities purchased or sold on a when-issued, delayed-delivery , or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date.

The Funds have a segregated account in which they may maintain cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to each Fund's commitments to purchase when-issued securities. If the value of these assets declines, a Fund will place additional liquid assets in the account on a daily basis so that the value of the assets in the account is at least equal to the amount of such commitments.
Illiquid Securities. Securities not registered under the Securities Act of 1933, as amended (the "1933 Act"), and other securities subject to legal or other restrictions on resale may be less liquid than other investments and may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to a Fund. No Fund may invest or hold more than 15% of its net assets in illiquid securities.
Other Investment Companies. A Fund may invest in shares of other open-end and closed-end management investment companies up to the limits prescribed in Section 12(d) under the 1940 Act, subject to the Fund's non-fundamental investment policies. Currently, under the 1940 Act, a Fund that invests directly in a Fund of securities is limited to, subject to certain exceptions: (i) 3% of the total voting stock of any one investment company; (ii) 5% of such Fund's total assets with respect to any one investment company; and (iii) 10% of such Fund's total assets. Other investment companies in which the Fund invests can be expected to charge fees for operating expenses, such as advisory and administration fees, that would be in addition to those charged by the Fund.
Other investment companies may include exchange-traded funds ("ETFs"), which are shares of publicly traded unit investment trusts, open-end funds or depositary receipts that seek to track the performance of specific indexes or companies in related industries. ETFs generally are subject to the same risks as the underlying securities the ETFs are designed to track and to the risks of the specific sector or industry tracked by the ETF. ETFs also are subject to the risk that their prices may not totally correlate to the prices of the underlying securities the ETFs are designed to track and the risk of possible trading halts due to market conditions or for other reasons. Although ETFs that track broad market indexes are typically large and their shares are fairly liquid, ETFs that track more specific indexes tend to be newer and smaller, and all ETFs have limited redemption features. Pursuant to certain exemptive relief granted by the SEC, the Funds' investments in certain ETFs may exceed certain of the limits described above.
Under the 1940 Act and rules and regulations thereunder, a Fund may purchase shares of other affiliated Funds, subject to certain conditions. Investing in affiliated Funds may present certain actual or potential conflicts of interest.
Private Placement and other Restricted Securities. Private placement securities are not registered under the 1933 Act. Private placements often may offer attractive opportunities for investment not otherwise available on the open market. However, private placement and other "restricted" securities typically cannot be resold without registration under the 1933 Act or the availability of an exemption from registration (such as Rules 144 or 144A (a "Rule 144A Security") and may not be readily marketable.
Private placement and other restricted securities typically may be resold only to qualified institutional buyers, or in a privately negotiated transaction, or to a limited number of purchasers, or in limited quantities after they have been held for a specified period of time and other conditions are met for an exemption from registration. Investing in private placement and other restricted securities is subject to certain additional risks. They may be considered illiquid securities as they typically are subject to restrictions on resale as a matter of contract or under federal securities laws. Because there may be relatively few potential purchasers for such securities, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, a Fund could find it more difficult to sell such securities when it may be advisable to do so or it may be able to sell such securities only at prices lower than if such securities were more widely held and traded. At times, it also may be more difficult to determine the fair value of such securities for purposes of computing a Fund's net asset value due to the absence of an active trading market. Delay or difficulty in selling such securities may result in a loss to a Fund. Restricted securities, including Rule 144A Securities, that are "illiquid" are subject to a Fund's policy of not investing or holding more than 15% of its net assets in illiquid securities. The Advisor will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by a Fund on a case-by-case basis and will consider the following factors, among others, in its evaluation: (i) the frequency of trades and quotes for the Rule 144A Security; (ii) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (iii) dealer undertakings to make a market in the Rule 144A Security; and (iv) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer). The Advisor will apply a similar process to evaluating the liquidity characteristics of other restricted securities. There can be no assurance that a restricted security that is deemed to be liquid when purchased will continue to be liquid for as long as it is held by a Fund.

Repurchase Agreements. Repurchase agreements are agreements wherein the seller of a security to a Fund agrees to repurchase that security from a Fund at a mutually agreed upon time and price. All repurchase agreements will be "collateralized fully", as defined under the 1940 Act. The maturities of the underlying securities in a repurchase agreement transaction may be greater than twelve months, although the maximum term of a repurchase agreement will always be less than twelve months. Repurchase agreements generally are subject to counterparty risk. If the seller defaults and the value of the underlying securities has declined, a Fund may incur a loss. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, a Fund's disposition of the underlying securities may be delayed or limited.
A Fund may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 15% of the market value of such Fund's net assets would be invested in repurchase agreements with maturities of more than seven days, restricted securities and other illiquid securities. A Fund will only enter into repurchase agreements with broker-dealers and commercial banks that meet guidelines established by the Board and that are not affiliated with the Fund's adviser. The Funds may participate in pooled repurchase agreement transactions with other funds advised by the Advisor.
Management of the Trust
The following information supplements, and should be read in conjunction with, the section in the Offering Document entitled "Management, Organization and Capital Structure."
General
The Trustees are responsible for the management and supervision of the Funds.  The Trustees approve all significant agreements between the Trust, on behalf of the Funds, and those companies that furnish services to the Funds , review performance of the Advisor and the Funds , and oversee activities of the Funds.  This section of the SAI provides information about the persons who serve as Trustees and officers to the Trust and Funds, respectively, as well as the entities that provide services to the Funds.
Trustees and Officers.  Following are the Trustees and officers of the Trust, their age and address, their present position with the Trust or the Fund, and their principal occupation during the past five years. The Trustees in the following table who are not "interested persons" of the Trust within the meaning of the 1940 Act ("Independent Trustees") are indicated as such. The address of each Trustee and officer of the Trust, unless otherwise indicated, is 116 South Franklin Street, Rocky Mount, North Carolina 27804.
Name, Age and Address	Position held with Funds or Trust	Length of Time Served	Principal Occupation During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Independent Trustees
Theo H. Pitt, Jr. Date of Birth: 04/1936	Chairman and Independent Trustee	Since 9/10	Senior Partner, Community Financial Institutions Consulting (financial consulting) since 1999; Partner, Pikar Properties (real estate) since 2001.	2
Independent Trustee of World Funds Trust for its twenty-eight series, Chesapeake Investment Trust for its one series, Starboard Investment Trust for its sixteen series and Hillman Capital Management Investment Trust for its one series (all registered investment companies).

Name, Age and Address	Position held with Funds or Trust	Length of Time Served	Principal Occupation During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Independent Trustees
Theo H. Pitt, Jr. Date of Birth: 04/1936	Chairman and Independent Trustee	Since 9/10	Senior Partner, Community Financial Institutions Consulting (financial consulting) since 1999; Partner, Pikar Properties (real estate) since 2001.	2
Independent Trustee of World Funds Trust for its twenty-eight series, Chesapeake Investment Trust for its one series, Starboard Investment Trust for its sixteen series and Hillman Capital Management Investment Trust for its one series (all registered investment companies).

Thomas R. Galloway Date of Birth: 10/1963	Independent Trustee	Since 3/16	Independent Investor since 2012: Previously, Portfolio Manager and Financial Analyst at WAMCo from 2000 to 2012.	2	Independent Trustee and Chairman of Spinnaker ETF Trust for its three series; Independent Trustee for Prophecy Alpha Fund I, a closed-end interval fund (all registered investment companies).
Other Officers
Katherine M. Honey Date of Birth: 09/1973	President	Since 06/15	EVP of The Nottingham Company since 2008.	n/a	n/a
Ashley E. Harris Date of Birth: 03/1984	Treasurer and Assistant Secretary	Since 06/15	Fund Accounting Manager and Financial Reporting, The Nottingham Company since 2008.	n/a	n/a
Robert G. Schaaf Date of Birth: 09/1988	Secretary	Since 09/18	General Counsel of The Nottingham Company since 2018; Daughtry, Woodard, Lawrence & Starling (08/2015 – 01/2018); JD/MBA Candidate, Wake Forest University (07/2011 – 05/2015).	n/a	n/a
Stacey Gillespie Date of Birth: 05/1974	Chief Compliance Officer	Since 10/17
Compliance Director, Cipperman Compliance Services, LLC (09/15-present). Formerly, Chief Compliance Officer of Boenning & Scattergood, Inc. (2013-2015) and Director of Investment Compliance at Boenning & Scattergood, Inc. (2007-2013).
				n/a	n/a
The Board met four times during the twelve-month period ended June 30, 201 8 .
Board Structure.  The Trust's Board of Trustees (the "Board" or "Trustees") includes Mr. Pitt and Mr. Galloway, the Independent Trustees. The Board has established several standing committees: the Audit Committee, Nominating Committee, Valuation Committee, and Governance Committee.  The Valuation Committee is comprised entirely of Mr. Pitt.  The Audit, Nominating, and Governance Committees are comprised of Mr. Pitt and Mr. Galloway.  Other information about these standing committees is set forth below. The Board has determined that the Board's structure is appropriate given the characteristics, size, and operations of the Trust. The Board also believes that its leadership structure, including its committees, helps facilitate effective oversight of Trust management. The Board reviews its structure annually.
With respect to risk oversight, the Board considers risk management issues as part of its general oversight responsibilities throughout the year.  The Board holds four regular board meetings each year during which the Board receives risk management reports and/or assessments from Trust management, the Fund's advisor and sub-advisor, administrator, and transfer agent, and receives an annual report from the Trust's Chief Compliance Officer ("CCO"). The Audit Committee also meets with the Trust's independent registered public accounting firm on an annual basis, to discuss among other things, the internal control structure of the Trust's financial reporting function. When appropriate, the Board may hold special meeting or communicate directly with Trust management, the CCO, the Trust's third - party service providers, legal counsel, or independent public accountants to address matters arising between regular board meeting or needing special attention. In addition, the Board has adopted policies and procedures for the Trust to help detect and prevent and, if necessary, correct violations of federal securities laws.

Qualification of Trustees.   The Board believes that each Trustee's experience, qualifications, attributes , or skills on an individual basis and in combination with those of the other Trustees on the Board lead to the conclusion that the Board possesses the requisite skills and attributes to carry out its oversight responsibilities with respect to the Trust. The Board believes that its Trustees' ability to review, critically evaluate, question, and discuss information provided to them, to interact effectively with the Advisor, other service providers, counsel , and independent auditors, and to exercise effective business judgment in the performance of its duties, support this conclusion. The Board also has considered the following experience, qualifications, attributes , and/or skills, among others, of its members, as applicable, in reaching its conclusion: (i) such person's business and professional experience and accomplishments, including prior experience in the financial services and investment management fields or on other boards; (ii) such person's ability to work effectively with the other members of the Board; (iii) how the individual's skills, experiences, and attributes would contribute to an appropriate mix of relevant skills and experience on the Board; (iv) such person's character and integrity; (v) such person's willingness to serve and willingness and ability to commit the time necessary to perform the duties of a Trustee; and (vi) as to each Trustee his status as an Independent Trustee.
In addition, the following specific experience, qualifications, attributes and/or skills were considered in respect of the listed Trustee.
Mr. Pitt has experience as an investor, including his role as trustee of several other investment companies and business experience as s enior p artner of a financial consulting company, as a p artner of a real estate partnership and as an a ccount a dministrator for a money management firm.
Mr. Galloway has over 20 years of experience in the investment industry, particular ly with respect to high yield, bank loan, and distressed securities. He spent 12 years at WAMC o , where he served as an analyst and portfolio manager. Prior to joining WAMCo in 2000, Mr. Galloway worked at Merrill Lynch Asset Management, where he analyzed multiple industry sectors. He began his investment career in 1992 at a boutique investment firm, where he specialized in high yield and distressed securities.
The Board has determined that each of the Trustees' careers and background, combined with their interpersonal skills and general understanding of financial and other matters, enable the Trustees to effectively participate in and contribute to the Board's functions and oversight of the Trust.
Trustee Standing Committees.  The Trustees have established the following standing committees:
Audit Committee.  Mr. Pitt sits on the Audit Committee.  The Audit Committee oversees the Fund's accounting and financial reporting policies and practices, reviews the results of the annual audits of the Fund's financial statements, and interacts with the Fund's independent auditors on behalf of all the Trustees.  The Audit Committee operates pursuant to an Audit Committee Charter and meets periodically as necessary. The Audit Committee met two times during the fiscal year ended June 30, 201 8 .
Governance Committee.  Mr. Pitt sits on the Governance Committee.  The Governance Committee assists the Board in adopting fund governance practices and meeting certain fund governance standards. The Governance Committee operates pursuant to a Governance Committee Charter and normally meets annually   but may also meet as often as necessary to carry out its purpose.  The Governance Committee met once during the fiscal year ended June 30, 201 8 .
Nominating Committee.  Mr. Pitt sits on the Nominating Committee.  The Nominating Committee nominates, selects, and appoints independent trustees to fill vacancies on the Board and to stand for election at meetings of the shareholders of the Trust. The Nominating Committee meets only as necessary. The Nominating Committee generally will not consider nominees recommended by shareholders of the Trust.  The Nominating Committee did not meet during the fiscal year ended June 30, 201 8 .

Beneficial Equity Ownership Information.  The table below shows for the Trustees, the amount of Fund equity securities beneficially owned by the Trustees, and the aggregate value of all investments in equity securities of the Fund complex, as of valuation date of December 31, 201 7 and stated as one of the following ranges:  A = None; B = $1-$10,000; C = $10,001-$50,000; D = $50,001-$100,000; and E = over $100,000.

Name of Trustee	Dollar Range of Equity Securities in the Government Fund	Dollar Range of Equity Securities in the Prime Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen b y Trustee i n Family of Investment Companies
Theo H. Pitt, Jr.	A	A	A
Thomas Galloway	A	A	A

Ownership of Securities of Advisor or Related Entities.  As of December 31, 201 7 , the Independent Trustees and/or their immediate family members did not own securities of the Advisor or any entity controlling, controlled by, or under common control with the Advisor.
Compensation.  Officers of the Trust and Trustees who are interested persons of the Trust or the Advisor will receive no salary or fees from the Trust. The Independent Trustees receive $1,250 per series per quarter each year. Previously, and throughout the fiscal year ended June 30, 201 8 , the Independent Trustee received $2,000 per series each year. The Trust reimburses each Trustee and officers of the Trust for his or her travel and other expenses relating to attendance at such meetings.  The following table presents the compensation for the Trustees for the fiscal year ended June 30, 201 8 .

Name of Trustee	Aggregate Compensation f rom the Fund	Pension or Retirement Benefits Accrued a s Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation f rom Fund and Fund Complex Paid to Trustees
Theo H. Pitt, Jr.	$ 5,000	None	None	$ 5,000
Thomas Galloway	$ 5,000	None	None	$ 5,000

Code of Ethics
The Trust and the Advisor each have adopted a code of ethics, as required under Rule 17j-1 of the 1940 Act, which is designed to prevent affiliated persons of the Trust and the Advisor from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Funds (which securities may also be held by persons subject to each such code of ethics). There can be no assurance that the codes will be effective in preventing such activities. The codes permit employees and officers of the Trust and the Advisor to invest in securities, subject to certain restrictions and pre-approval requirements. In addition, the Advisor's code require s that portfolio managers and other investment personnel report their personal securities transactions and holdings, which are reviewed for compliance with the respective code of ethics.

Anti-Money Laundering Program
The Trust has adopted an anti-money laundering program, as required by applicable law, which is designed to prevent the Funds from being used for money laundering or the financing of terrorist activities. The Trust's CCO is responsible for implementing and monitoring the operations and internal controls of the program. Compliance officers at certain of the Funds' service providers are also responsible for monitoring the program. The anti-money laundering program is subject to the continuing oversight of the Trustees.
Proxy Voting Policies and Procedures
The Trust has adopted a proxy voting and disclosure policy that delegates to the Advisor the authority to vote proxies for the Funds, subject to oversight by the Trustees. Copies of the Advisor's Proxy Voting Policy and Procedures is included as Appendix B to this Statement of Additional Information. No later than August 31st of each year, the Funds will file a Form N-PX stating how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th. Information regarding how the Funds voted proxies as set forth in its most recent filing of the Form N-PX will be available (i) without charge, upon request, by calling the Funds at 1-800-773-3863; and (ii) on the SEC's website at http://www.sec.gov.
Policies and Procedures for Disclosure of Fund Portfolio Holdings
The Trustees have adopted a policy that governs the disclosure of portfolio holdings. This policy is intended to ensure that such disclosure is in the best interests of the shareholders of the Funds and to address possible conflicts of interest.  Under the Funds' policy, the Funds generally will not disclose portfolio holdings to a third party unless such information is made available to the public.   The policy provides that the Funds may disclose non-public portfolio holdings information as required by law and under other limited circumstances that are set forth in more detail below.
The Funds will make available to the public a complete schedule of portfolio holdings, as reported on a fiscal quarter basis.  This information is generally available within 60 days of the Fund's fiscal quarter end and will remain available until the next fiscal quarter's portfolio holdings report becomes available. You may obtain a copy of these quarterly portfolio holdings reports by calling the Fund at 1- 800-773-3863. The Fund will also file these quarterly portfolio holdings reports with the SEC on Form N-CSR or Form N-Q, as applicable.  The Fund's Form N-CSR and Form N-Q are available on the SEC's website at http://www.sec.gov and may be reviewed and copied at the SEC's Public Reference Room in Washington, D . C.  The first and third quarter portfolio holdings reports will be filed with the SEC on Form N-Q and the second and fourth fiscal quarter portfolio holdings reports will be included with the semi-annual and annual financial statements, respectively, which are sent to shareholders and filed with the SEC on Form N-CSR.
To the extent that a Fund's portfolio holdings have previously been disclosed publicly either through a filing made with the SEC on Form N-CSR or Form N-Q, or by being posted to the Funds' website, such holdings may also be disclosed to any third party that requests them.
Consistent with policies approved by the Board, the officers of the Funds will share non-public portfolio holdings information with the Funds' service providers that require such information for legitimate business and Fund oversight purposes.   Recipients of non-public portfolio holdings information have a duty not to trade on that confidential information. The Funds have not (and does not intend to) enter into any arrangement providing for the receipt of compensation or other consideration in exchange for the disclosure of non-public portfolio holdings information, other than the benefits that result to the Funds and their shareholders from providing such information, which include the publication of Fund ratings and rankings.
The Advisor, as well as the custodian, fund accountant and administrator, and compliance services administrator, have full daily access to the Funds' portfolio holdings. These service providers are subject to obligations requiring them to keep non-public portfolio holdings information confidential.  In some, but not all, cases these confidentiality obligations are established by written agreements. The Board has concluded that the confidentiality obligations in place for these parties are adequate to safeguard the Fund s from unauthorized disclosure of non-public portfolio holdings information.  In addition, the Advisor has a code of ethics that prohibits covered persons from disclosing or trading based on non-public portfolio holdings information.

The Funds' transfer agent, independent public accountants, and legal counsel have access to the Funds' portfolio holdings on an ad hoc, as needed basis. The transfer agent is subject to written agreements that establish confidentiality obligations with respect to the Funds' portfolio holdings. The independent public accountants and legal counsel are subject to professional obligations that require them to keep non-public portfolio holdings information confidential. The Board has concluded that the confidentiality obligations in place for these parties are adequate to safeguard the Fund s from unauthorized disclosure of non-public portfolio holdings information.
V.G. Reed & Sons, PrintGrafix (a division of Sunbelt Graphic Systems, Inc.), Riverside Printing, Inc., Allegra Design Marketing Print, and PrinterLink Communications Group, Inc. , are financial printers the Funds may engage for, among other things, the printing and/or distribution of regulatory and compliance documents. These service providers are subject to written agreements that establish confidentiality obligations with respect to the Funds' portfolio holdings.
The Funds and their service providers may also provide non-public portfolio holdings information to appropriate regulatory agencies as required by applicable laws and regulations.
The Funds currently do not provide non-public portfolio holdings information to any other third parties.  In the future, the Advisor may establish ongoing arrangements with other third parties if the Advisor determines that the Funds have a legitimate business purpose for doing so, determines that the disclosure is in the shareholders' best interest, and the recipient is subject to a duty of confidentiality. These parties could include, by way of example, financial data processing companies that provide automated data scanning and monitoring services for the Funds, research companies that allow the Advisor to perform attribution analysis for the Funds; and the Advisor's proxy voting agent to assess and vote proxies on behalf of the Funds. The Advisor is responsible for determining which other third parties have a legitimate business purpose for receiving the Funds' portfolio holdings information.
The Funds' policy regarding disclosure of portfolio holdings is subject to the continuing oversight and direction of the Trustees. Oversight includes: (i) review and approval of the policy on disclosure of portfolio holdings as necessary, including review of the parties receiving non-public portfolio holdings information; (ii) periodic assessment of compliance in connection with a report from the Trust's CCO , (iii) receipt of reports on any conflicts of interest where disclosure of information about portfolio holdings may conflict or appear to conflict with the interests of the Funds' investment advisor, any principal underwriter for the Trust, or an affiliated person of the Trust, and (iv) receipt of reports on any known disclosure of the Funds' portfolio holdings to unauthorized third parties. The Funds and Advisor are obligated to report issues that arise under the policy on disclosure of portfolio holdings to the CCO .  Material compliance matters are then reported to the Board.
Control Persons and Principal Holders of Securities

As of September 30, 201 8 , the Trustees and officers of the Trust as a group owned beneficially (i.e., had direct or indirect voting and/or investment power) less than 1% of the then outstanding shares of each of the Funds. Shareholders owning 25% or more of outstanding Shares may be in control and be able to affect the outcome of certain matters presented for a vote of Shareholders. As of September 30, 2018, the following shareholders owned of record or beneficially 5% or more of the outstanding shares of each Fund . Except as provided below, no person is known by the Trust to be the record or beneficial owner of 5% or more of the outstanding shares of the Funds as of September 30, 201 8 .
Government Fund
As of September 30, 2018, no shareholders owned of record or beneficially 5% or more of the outstanding shares of the Fund.

Prime Fund

Name and Address of Owner	Amount of Ownership	Nature of Ownership	Percent
Nottingham Shareholder Services, LLC 116 S. Franklin Street Rocky Mount, NC 27804	254,549.550 Shares	Beneficial	100.00%

Investment Advisory and Other Services
Advisor
WAMCo, headquartered at 385 East Colorado Boulevard, Pasadena, California 91101, provides fund management and fundamental security analysis services as the advisor for the Funds. WAMCo is owned by Legg Mason. W AMCo was founded in 1971 and has been an independent affiliate of Legg Mason since 1986. WAMCo continues to be based in Pasadena, California , with additional offices in New York, Sáo Paulo, London, Dubai, Melbourne, Hong Kong, Singapore , and Tokyo. As of June 30, 201 8 , WAMCo had over $ 428.8 billion in assets. WAMCo provides sub-advisory services to Western Asset Institutional Liquid Reserves Fund, a fund with similar investment objectives to the Funds. However, unlike the Funds, the Western Asset Institutional Liquid Reserves Fund is a money market fund operating pursuant to Rule 2a-7 under the 1940 Act. Therefore, the Western Asset Institutional Liquid Reserves Fund's investments and management are more restrictive than those of the Funds, which are not money market funds and do not comply with the terms of Rule 2a-7.
The Advisor manages each Fund's portfolio in accordance with the terms of the investment advisory agreement by and between the Advisor and the Trust on behalf of the Funds (the "Advisory Agreement"). For its services as investment advisor to each of the Funds, each Fund pays the Advisor an aggregate fee, which is calculated daily and paid monthly, in arrears. For the Government Fund, the annual fee is 0.07% on the first $500 million of the average daily net assets, 0.06% on all assets over $500 million. For the Prime Fund the annual fee is 0.09% on the first $500 million, 0.08% on all assets over $500 million. The fees paid to the Advisor are deducted from each Fund's assets before the Fund makes any distributions to the investors.
The Advisory Agreement provides that the Funds shall indemnify the Advisor , and its affiliates from and against any liabilities, loss, damages, costs and expenses resulting from a demand, claim, lawsuit, action , or proceeding relating to any of the person's conduct as the Funds' investment advisor or otherwise relating to the business or activities undertaken on behalf of the Funds (provided that such conduct did not constitute gross negligence, willful misconduct or a breach of the Advisory Agreement) or of any fiduciary obligation to the Funds   and was done in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Funds.
A discussion regarding the basis for the Board's approval of the A dvisory A greement for the Prime Fund is available in the Prime Fund's semi-annual report for the period end ing December 31, 201 8 . A discussion regarding the basis for the Board's approval of the Advisory Agreement for the Government Fund will be available in the Government Fund's first report to shareholders after it commences operations.
During the fiscal period from November 16, 2016 (Commencement of Operations) through September 18, 2017, Chandler Asset Management ("Chandler"), served as the Funds' investment advisor. From November 16, 2016 through June 30, 2017, Chandler received $15,088 in advisory fees from the Prime Fund, of which $15,088 was waived by Chandler under an expense limitation agreement with the Trust. An additional $45,889 was reimbursed to the Prime Fund by Chandler and the Administrator under the expense limitation agreement during that period. Chandler received no fees from the Government Fund, as that Fund had not yet commenced operations.

For the period from July 1, 2017, through September 18, 2017, Chandler earned $6,192 in advisory fees from the Prime Fund, all of which were waived by Chandler. Chandler received no fees from the Government Fund, as that Fund has not yet commenced operations.
For the period from September 19, 2017, through June 30, 2018, WAMCo served as the Advisor to the Fund.  During this period, $15,677 in advisory fees were earned by the Advisor from the Prime Fund. The Advisor received no fees from the Government Fund, as that Fund had not yet commenced operations as of the date of this SAI.
Administrator and Fund Accountant

The Trust has entered into a Fund Accounting and Administration Agreement with The Nottingham Company ("Administrator"), 116 South Franklin Street, Post Office Box 69, Rocky Mount, North Carolina 27802-0069. The Administrator performs the following services for the Funds: (i) procures on behalf of the Trust, and coordinates with the custodian and monitors the services it provides to the Funds; (ii) coordinates with and monitors any other third parties furnishing services to the Funds; (iii) provides the Funds with necessary office space, telephones , and other communications facilities and personnel competent to perform administrative and clerical functions for the Funds; (iv) assists or supervises the maintenance by third parties of such books and records of the Funds as may be required by applicable federal or state law; (v) assists in the preparation of all federal, state, and local tax returns and reports of the Funds required by applicable law; (vi) assists in the preparation of and, after approval by the Trust, files and arranges for the distribution of proxy materials and periodic reports to shareholders of the Funds as required by applicable law; (vii) assists in the preparation of and, after approval by the Trust, arranges for the filing of such registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required by applicable law; (viii) reviews and submits to the officers of the Trust for their approval invoices or other requests for payment of Funds expenses and instructs the Custodian to issue checks in payment thereof; and (ix) takes such other action with respect to the Funds as may be necessary in the opinion of the Administrator to perform its duties under the agreement. The Administrator will also provide certain accounting and pricing services for the Funds.
Compensation of the Administrator is based upon an administration fee on the average daily net assets of each Fund.  The Administrator also charges the Funds for certain costs involved with the daily valuation of investment securities and is reimbursed for out‑of‑pocket expenses.
For the fiscal year ended June 30, 2018, the Administrator received $23,999 in administration fees and $19,994 in fund accounting fees from the Prime Fund. The Administrator reimbursed $95,609 to the Prime Fund, under an expense limitation agreement designed to limit the Fund's expenses. The Administrator received no fees from the Government Fund, as that Fund had not yet commenced operations.
For fiscal period from November 16, 2016 (Commencement of Operations) , through June 30, 2017, the Administrator received $14,925 in administration fees and $14,926 in fund accounting fees from the Prime Fund. The Administrator reimbursed $18,356 to the Prime Fund under an expense limitation agreement designed to limit the Fund's expenses. The Administrator received no fees from the Government Fund , as that Fund had not yet commenced operations .
Custodian

U.S. Bank National Association ("U.S. Bank") , located at 1010 Grand Boulevard, Kansas City, Missouri 64106, serves as custodian of the Funds' assets pursuant to a custody services contract. The Funds pay a fee to U.S. Bank, at customary rates, for the custody services provided by U.S. Bank.
As custodian, U.S. Bank, among other things, maintains a custody account or accounts in the name of each Fund, handles the receipt and delivery of securities, selects and monitors foreign sub custodians as the Funds' global custody manager, determines income and collects interest on each Fund's investments and maintains certain books and records.
Transfer Agent
The Trust has entered into a Dividend Disbursing and Transfer Agent Agreement with Nottingham Shareholder Services, LLC ("Transfer Agent"), a North Carolina limited liability company, to serve as transfer, dividend paying, and shareholder servicing agent for the Funds.  Compensation of the Transfer Agent is based upon a fee on the average daily net assets of each Fund. The address of the Transfer Agent is 116 South Franklin Street, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365.

Independent Registered Public Accounting Firm
The Trustees have selected the firm of BrookWeiner LLC, located at 125 S. Wacker Drive, 10th Floor, Chicago , Illinois 60606, to serve as the independent registered public accounting firm for the Funds for the current fiscal year and to audit the annual financial statements of the Funds, and prepare the Funds' federal, state, and excise tax returns.  The independent registered public accounting firm will audit the financial statements of the Fund at least once each year.  Shareholders will receive annual audited and semi-annual (unaudited) reports when published and written confirmation of all transactions in their account.  A copy of the most recent annual report will accompany the SAI whenever a shareholder or a prospective investor so request s .
Legal Counsel
Greenberg Traurig LLP serves as legal counsel to the Trust and the Funds.
Fund Manager
S. Kenneth Leech, Kevin K. Kennedy , and Martin R. Hanley (the "Fund Managers") manage the investment activities of the Funds as listed below on a day-to-day basis.
Compensation
The Fund Manager s' compensation varies with the general success of the Advisor as a firm. The Fund Manager s' receive a fixed annual salary plus a merit bonus based on the overall financial performance of WAMCo.
Ownership of Fund Shares
The table below shows the amount of the Funds' equity securities beneficially owned by each Fund Manager as of June 30, 201 8 and stated as one of the following ranges: A = None; B = $1-$10,000; C = $10,001-$50,000; D = $50,001-$100,000; E = $100,001-$500,000; F = $500,001-$1,000,000; and G = over $1,000,000.
Name of Fund Manager	Dollar Range of Equity Securities in the Government Fund [1]	Dollar Range of Equity Securities in the Prime Fund
S. Kenneth Leech	A	A
Kevin K. Kennedy	A	A
Martin R. Hanley	A	A
1The Government Fund had not yet commenced operations.
Other Accounts
In addition to the Funds, the Fund Manager s are responsible for the day-to-day management of certain other accounts.  The table below shows the number of, and total assets in, such other accounts as of June 30, 201 8 .

Accounts	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets	Number of Accounts	Total Assets	Number of Accounts	Total Assets
All Accounts
S. Kenneth Leech	26	$56.9B	4	$1.5B	37	$20.5B
Kevin K. Kennedy	26	$56.9B	4	$1.5B	37	$20.5B
Martin R. Hanley	26	$56.9B	4	$1.5B	37	$20.5B
Accounts with Performance-Based Advisory Fees
S. Kenneth Leech	0	$0	0	$0	0	$0
Kevin K. Kennedy	0	$0	0	$0	0	$0
Martin R. Hanley	0	$0	0	$0	0	$0

Conflicts of Interests
The Fund Manager s' management of other accounts may give rise to potential conflicts of interest in connection with their management of the Funds' investments, on the one hand, and the investments of the other accounts, on the other.  The Other Accounts might have similar investment objectives as the Funds, be compared to the same index as the Funds, or otherwise hold, purchase, or sell securities that are eligible to be held, purchased, or sold by the Funds. Therefore, a potential conflict of interest may arise as a result of the identical investment objectives, whereby the portfolio manager could favor one account over another. Another potential conflict could include the portfolio managers' knowledge about the size, timing and possible market impact of Fund trades, whereby a portfolio manager could use this information to the advantage of other accounts and to the disadvantage of the Fund.  However, the Advisor has established policies and procedures to ensure that the purchase and sale of securities among all accounts it manages are fairly and equitably allocated.
Brokerage Allocation and Other Practices
The Trust has no obligation to deal with any broker-dealer or group of broker-dealers in the execution of transactions in Fund securities. Subject to the supervision of the Trust's Board , the Advisor is responsible for the Funds' portfolio decisions and the placing of Fund transactions. In placing orders, it is the policy of the Advisor to obtain the best overall results taking into account various factors, including, but not limited to : the size and type of transaction involved; the broker-dealer's risk in positioning the securities involved; the nature and character of the market for the security; the confidentiality, speed , and certainty of effective execution required for the transaction, the general execution , and operational capabilities of the broker-dealer; the reputation, reliability, experience , and financial condition of the firm, the value and quality of the services rendered by the firm in this and other transactions; and the reasonableness of the spread or commission. While the Advisor generally seeks reasonably competitive spreads or commissions, the Funds will not necessarily be paying the lowest spread or commission available.
Purchases and sales of non-equity securities usually will be principal transactions. Fund securities normally will be purchased or sold from or to broker-dealers serving as market makers for the securities at a net price. The Funds also will purchase Fund securities in underwritten offerings and may purchase securities directly from the issuer. Generally, municipal obligations and taxable money market securities are traded on a net basis and do not involve brokerage commissions. The cost of executing a Fund's portfolio securities transactions will consist primarily of broker-dealer spreads and underwriting commissions. Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Trust as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC or an exemption is otherwise available. The Fund may purchase securities from underwriting syndicates of which the Advisor is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act and in compliance with procedures adopted by the Trustees.

In placing orders for Fund securities of a Fund, a Fund's Advisor is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that the Advisor will seek to execute each transaction at a price and commission, if any, that provide the most favorable total cost or proceeds reasonably attainable in the circumstances. Commission rates are established pursuant to negotiations with the broker-dealer based, in part, on the quality and quantity of execution services provided by the broker-dealer and in the light of generally prevailing rates. Furthermore, the Advisor oversees the trade execution procedures of the Advisor to ensure that such procedures are in place, that they are adhered to, and that adjustments are made to the procedures to address ongoing changes in the marketplace.
The Advisor may, in circumstances in which two or more broker-dealers are in a position to offer comparable results for a Fund transaction, give preference to a broker-dealer that has provided statistical or other research services to the Advisor. In selecting a broker-dealer under these circumstances, the Advisor will consider, in addition to the factors listed above, the quality of the research provided by the broker-dealer.
Portfolio Turnover
Portfolio turnover is a ratio that indicates how often the securities in a mutual fund's portfolio change during a year's time. Higher numbers indicate a greater number of changes, and lower numbers indicate a smaller number of changes.  The Funds may sell portfolio securities without regard to the length of time they have been held in order to take advantage of new investment opportunities or changing market conditions. Since portfolio turnover may involve paying brokerage commissions and other transaction costs, there could be additional expenses for the Funds.  High rates of portfolio turnover could lower performance of the Funds due to increased costs and may also result in the realization of capital gains.  If the Funds realize capital gains when they sell portfolio investments, they must generally distribute those gains to shareholders, increasing their taxable distributions. Under normal circumstances, the anticipated portfolio turnover rate for each Fund is expected to be less than 100%.  For the fiscal year ended June 30, 2018, the portfolio turnover rate in the Prime Fund was 68.69%. For the fiscal period ended June 30, 2017, the portfolio turnover rate in the Prime Fund was 3.91%. The increase in the portfolio turnover rate for the fiscal year ended June 30, 2018 was due primarily to a change in the trading style of the new investment advisor. The Government Fund has not yet commenced operations as of the date of this SAI.
Brokerage Commissions
As of the fiscal year ended June 30, 2018, the Prime Fund paid no brokerage commissions. The Government Fund has not yet commenced operations as of the date of this SAI.
As of the fiscal period from November 16, 2016 (Commencement of Operations) , through June 30, 2017, the Prime Fund paid no brokerage commissions. The Government Fund ha s not yet commenced operations as of the date of this SAI .
Directed Brokerage Commissions
None of the Funds directed brokerage transactions to a broker for research services.
None of the Funds paid commissions to an affiliated broker for their most recently completed fiscal period.

Capital Stock and Other Securities
Under the Declaration of Trust, the Trustees are authorized to issue Shares in one or more separate and distinct series. Investments in each Fund have no preference, preemptive, conversion , or similar rights and are fully paid and non-assessable, except as set forth below. Each investor in a Fund is entitled to a vote in proportion to the amount of its investment therein. Investors in the Funds will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Funds could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate Shares in the Trust or in a Fund, as the case may be , may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the Shares in the Trust (or a Fund) request in writing a meeting of investors in the Trust (or Fund). Except for certain matters specifically described in the Amended and Restated Declaration of Trust, the Trustees may amend the Trust's Amended and Restated Declaration of Trust without the vote of Shareholders.
The Trust, with respect to a Fund, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Fund may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Fund's outstanding voting securities (as defined under the 1940 Act) or (2) by the Trustees on written notice to the Fund's investors. Upon liquidation or dissolution of any Fund, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.
The Trust is organized as a statutory trust under the laws of the State of Delaware. The Trust's s hareholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Statutory Trust Act provides that a s hareholder of a Delaware statutory trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting statutory trust s hareholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or a  s hareholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation , and instrument entered into by the Trust , or its Trustees, and provides for indemnification out of Trust property of any s hareholder held personally liable for the obligations of the Trust. Thus, the risk of a  s hareholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations.
Purchase, Redemption and Pricing of Shares
Beneficial Shares in the Funds are issued by the Trust in private placement transactions , which do not involve a "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Funds may only be made by investment companies or other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act.
In addition to cash purchases of Shares, if accepted by the Trust, investments in Beneficial Shares of a Fund may be made in exchange for securities that are eligible for purchase by the Fund and consistent with the Fund's investment objective and policies as described in t he Offering Document. In connection with an in-kind securities payment, a Fund may require, among other things, that the securities : (i) be valued on the day of purchase in accordance with the pricing methods used by the Fund; (ii) are accompanied by satisfactory assurance that the Fund will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Fund; (iv) be in proper form for transfer to the Fund; and (v) are accompanied by adequate information concerning the tax basis and other tax matters relating to the securities. All dividends, interest, subscription , or other rights pertaining to such securities shall become the property of the Fund engaged in the in-kind purchase transaction and must be delivered to such Fund by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.
The Trust is required to redeem all full and fractional units of Shares in the Trust. The redemption price is the net asset value per unit of each Fund next determined after receipt by the Fund of a request for redemption in proper form. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of net asset value , or may be in cash. Upon redemption, Shares shall not be canceled and may be reissued from time to time. The Trustees may require s hareholders to redeem Shares for any reason under terms set by the Trustees, including the failure of a s hareholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amount due and owing by a  s hareholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the s hareholders to require any Series or Class to redeem s hares during any period of time when and to the extent permissible under the 1940 Act.

If the Trustees postpone payment of the redemption price and suspend the right of s hareholders to redeem their s hares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter s hareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a s hareholder may either withdraw his or her request for redemption or receive payment based on the net asset value per s hare next determined after the suspension terminates.
If the Trustees shall determine that direct or indirect ownership of s hares of any Fund has become concentrated in any person to an extent that would disqualify any Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or a principal amount, of s hares sufficient to maintain or bring the direct or indirect ownership of s hares into conformity with the requirements for such qualification, and (b) refuse to transfer or issue shares to any person whose acquisition of Shares in question would, in the Trustee's judgment, result in such disqualification. Any such redemption shall be a ffected at the redemption price and in the manner described above. Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.
Determination of Net Asset Value
A Fund's net asset value (" NAV ") is the value of a single share. The NAV is calculated as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on each day that the NYSE is open, although a Fund may deviate from this calculation time under unusual or unexpected circumstances. To calculate the NAV of a Fund's shares, t hat Fund's assets are valued and totaled, liabilities are subtracted, and the balance, called net assets, is divided by the number of shares outstanding. The price at which a purchase or redemption request is processed is based on the next NAV calculated after the request is received in good order. Generally, NAV is not calculated, and purchase and redemption requests are not processed, on days that the NYSE is closed for trading; however , in unusual or unexpected circumstances, a Fund may elect to remain open even on days that the NYSE is closed or closes early. To the extent that a Fund's assets are traded in various markets on days when the Fund is closed, the value of the Fund's assets may be affected on days when you are unable to buy or sell Fund shares. Conversely, trading in some of a Fund's assets may not occur on days when a Fund is open.
With respect to any portion of a Fund's assets that may be invested in other mutual funds, the value of th at Fund's shares is based on the NAV of the shares of the other mutual funds in which the Fund invests. The valuation methods used by mutual funds in pricing their shares, including the circumstances under which they will use fair value pricing and the effects of using fair value pricing, are included in the prospectuses of such funds. To the extent a Fund invests a portion of its assets in non-registered investment vehicles, the Fund's shares in the non-registered vehicles are fair valued at NAV.
With respect to a Fund's assets invested directly in securities, such Fund's investments are generally valued at current market prices. Equity securities, debt securities, options and futures are generally valued at the official closing price or, if none, the last reported sales price on the primary exchange or market on which they are listed (closing price). Equity securities and debt securities that are not traded primarily on an exchange are generally valued at the quoted bid price obtained from a broker-dealer.

We are required to depart from these general valuation methods and use fair value pricing methods to determine the values of certain investments if we believe that the closing price or the quoted bid price of a security, including a security that trades primarily on a foreign exchange, does not accurately reflect its current market value at the time as of which a Fund calculates its NAV. The closing price or the quoted bid price of a security may not reflect its current market value if, among other things, a significant event occurs after the closing price or quoted bid price but before the time as of which a Fund calculates its NAV that materially affects the value of the security. We use various criteria, including a systemic evaluation of U.S. market moves after the close of foreign markets, in deciding whether a foreign security's market price is still reliable and, if not, what fair market value to assign to the security. In addition, we use fair value pricing to determine the value of investments in securities and other assets, including illiquid securities, for which current market quotations or evaluated prices from a pricing service or broker-dealer are not readily available.
The fair value of a Fund's securities and other assets is determined in good faith pursuant to policies and procedures adopted by th at Fund's Board. In light of the judgment involved in making fair value decisions, there can be no assurance that a fair value assigned to a particular security is accurate or that it reflects the price that the Fund could obtain for such security if it were to sell the security at the time as of which fair value pricing is determined. Such fair value pricing may result in NAVs that are higher or lower than NAVs based on the closing price or quoted bid price.
Taxation
Each Fund will be treated as a separate corporate entity under the Code, and intends to qualify or remain qualified as a regulated investment company under Subchapter M of the Code.
A 4% nondeductible excise tax is imposed on regulated investment companies that fail to currently distribute an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses).  Each Fund intends to make sufficient distributions or deemed distributions of their ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.
If for any taxable year a Fund does not qualify for the special federal income tax treatment afforded regulated investment companies, all of that Fund's taxable income will be subject to federal income tax at regular corporate rates (without any deduction for distributions to its shareholders) at the Fund level.
Financial Statements
The audited financial statements of the Prime Fund for the fiscal year ended June 30, 2018, including the financial highlights appearing in the Annual Report to shareholders, are incorporated by reference into this SAI (meaning such documents are legally part of this SAI) and are on file with the SEC. The Fund's annual and semi-annual reports are available without charge, upon request, by calling the Fund at 1-800-883-7863 or on the SEC's Website at www.sec.gov.

Appendix A – Description of Ratings
The Funds may acquire from time to time certain securities that meet the following minimum rating criteria ("Investment-Grade Debt Securities") (or if not rated, of equivalent quality as determined by the Advisor).  The various ratings used by the nationally recognized securities rating services are described below.
A rating by a rating service represents the service's opinion as to the credit quality of the security being rated.  However, the ratings are general and are not absolute standards of quality or guarantees as to the creditworthiness of an issuer.  Consequently, the Advisor believes that the quality of Investment-Grade Debt Securities in which the Fund may invest should be continuously reviewed and that individual analysts give different weightings to the various factors involved in credit analysis.  A rating is not a recommendation to purchase, sell, or hold a security, because it does not take into account market value or suitability for a particular investor. When a security has received a rating from more than one service, each rating is evaluated independently. Ratings are based on current information furnished by the issuer or obtained by the rating services from other sources that they consider reliable.  Ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information, or for other reasons.
S&P Global Ratings.  The following summarizes the highest four ratings used by S&P Global Ratings, a division of McGraw-Hill Companies, Inc., for bonds which are deemed to be Investment‑Grade Debt Securities by the Advisor:
AAA – An obligation rated 'AAA' has the highest rating assigned by S&P Global Ratings. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.
AA – An obligation rated 'AA' differs from the highest-rated obligations only to a small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.
A – An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.
BBB –  An obligation rated 'BBB' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
To provide more detailed indications of credit quality, the AA, A, and BBB ratings may be modified by the addition of a plus or minus sign to show relative standing within these major rating categories.
Bonds rated BB, B, CCC, CC, and C are not considered by the Advisor to be Investment‑Grade Debt Securities and are regarded as having significant speculative characteristics.  BB indicates the least degree of speculation and C the highest.  While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
Commercial paper rated A‑1 by S&P Global Ratings indicates that the degree of safety regarding timely payment is strong.  Those issues determined to possess extremely strong safety characteristics are denoted A‑1+.  Capacity for timely payment on commercial paper rated A‑2 is satisfactory, but the relative degree of safety is not as high as for issues designated A‑1.
The rating SP‑1 is the highest rating assigned by S&P Global Ratings to short term notes and indicates strong capacity to pay principal and interest.  An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.  The rating SP‑2 indicates a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.  The rating SP-3 indicates a speculative capacity to pay principal and interest.
Moody's Investor Service, Inc.  The following summarizes the highest four ratings used by Moody's Investors Service, Inc. ("Moody's"), for fixed-income obligations with an original maturity of one year or more, which are deemed to be Investment-Grade Debt Securities by the Advisor:
Aaa – Bond obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa – Bond obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A – Bond obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa – Bond obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Obligations that are rated Ba, B, Caa, Ca, or C by Moody's are not considered "Investment-Grade Debt Securities" by the Advisor.  Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.  Obligations rated B are considered speculative and are subject to high credit risk.  Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.
Note: Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa.  The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
Short-Term Ratings.
Moody's short-term ratings are opinions of the ability of issuers to honor short-term financial obligations.  Ratings may be assigned to issuers, short-term programs, or individual short-term debt instruments.  Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.
Moody's employs the following designations to indicate the relative repayment ability of rated issuers:
P-1 – Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.
P-2 – Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.
P-3 – Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term debt obligations.
NP – Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
Note: Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor, or support-provider.
US Municipal Short-Term Debt and Demand Obligation Ratings.
Short-Term Debt Ratings.  There are three rating categories for short-term municipal obligations that are considered investment grade.  These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels – MIG 1 through MIG 3.  In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade.  MIG ratings expire at the maturity of the obligation.
MIG 1 – This designation denotes superior credit quality.  Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2 – This designation denotes strong credit quality.  Margins of protection are ample, although not as large as in the preceding group.
MIG 3 – This designation denotes acceptable credit quality.  Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG – This designation denotes speculative-grade credit quality.  Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings.  In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating.  The first element represents Moody's evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody's evaluation of the degree of risk associated with the ability to receive purchase price upon demand ("demand feature"), using a variation of the MIG rating scale, the Variable Municipal Investment Grade (VMIG) rating.
When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1.
VMIG rating expirations are a function of each issue's specific structural or credit features.

VMIG 1 – This designation denotes superior credit quality.  Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 2 – This designation denotes strong credit quality.  Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 3 – This designation denotes acceptable credit quality.  Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
SG – This designation denotes speculative-grade credit quality.  Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.
Fitch Ratings. The following summarizes the highest four ratings used by Fitch, Inc. ("Fitch"):
Long-Term Ratings.
AAA – Highest credit quality.  'AAA' ratings denote the lowest expectation of credit risk.  They are assigned only in cases of exceptionally strong capacity for timely payment of financial commitments.  This capacity is highly unlikely to be adversely affected by foreseeable events.
AA – Very high credit quality.  'AA' ratings denote expectations of very low default risk.  They indicate very strong capacity for payment of financial commitments.  This capacity is not significantly vulnerable to foreseeable events.
A – High credit quality.  'A' ratings denote expectations of low default risk.  The capacity for payment of financial commitments is considered strong.  This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB – Good credit quality.  'BBB' ratings indicate that expectations of default risk are currently low.  The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
Long-term securities rated below BBB by Fitch are not considered by the Advisor to be Investment-Grade Debt Securities.  Securities rated BB and B are regarded as speculative with regard to a possible credit risk developing.  BB is considered speculative and B is considered highly speculative.  Securities rated CCC, CC, and C are regarded as a high default risk.  A rating CC indicates that default of some kind appears probable, while a rating C signals imminent default.  Securities rated DDD, D, and D indicate a default has occurred.
Short-Term Ratings.
F1 – Highest short-term credit quality.  The rating F1 indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.
F2 – Good short-term credit quality.  The rating F2 indicates good intrinsic capacity for timely payment of financial commitments.
F3 – Fair short-term credit quality.  The rating F3 indicates the intrinsic capacity for timely payment of financial commitments is adequate.
B – Speculative short-term credit quality.  The rating B indicates minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
Short-term rates B, C, and D by Fitch are considered by the Advisor to be below investment-grade securities.  Short-term securities rated B are considered speculative, securities rated C have a high default risk, and securities rated D denote actual or imminent payment default.
(+) or (-) suffixes may be appended to a rating to denote relative status within major rating categories.  Such suffixes are not added to long-term ratings "AAA" category, categories below "CCC", or short-term ratings other than "F1".  The suffix "NR" indicates that Fitch does not publicly rate the issuer or issue in question.

Appendix B – Proxy Voting Policies
Western Asset Management Company
Proxy Voting Policy

As a fixed income only manager, the occasion to vote proxies is very rare.  However, the Firm has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)6 under the Investment Advisers Act of 1940 ("Advisers Act").  In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts.  Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.
While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration the Firm's contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent the Firm deems appropriate).
In exercising its voting authority, Western Asset will not consult or enter into agreements with officers, directors or employees of Legg Mason Inc. or any of its affiliates (other than Western Asset affiliated companies) regarding the voting of any securities owned by its clients.
PROCEDURE
Responsibility and Oversight
The Western Asset Legal and Compliance Department ("Compliance Department") is responsible for administering and overseeing the proxy voting process.  The gathering of proxies is coordinated through the Corporate Actions area of Investment Support ("Corporate Actions").  Research analysts and portfolio managers are responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.
Client Authority
The Investment Management Agreement for each client is reviewed at account start-up for proxy voting instructions.  If an agreement is silent on proxy voting, but contains an overall delegation of discretionary authority or if the account represents assets of an ERISA plan, Western Asset will assume responsibility for proxy voting.  The Legal and Compliance Department maintains a matrix of proxy voting authority.
Proxy Gathering
Registered owners of record, client custodians, client banks and trustees ("Proxy Recipients") that receive proxy materials on behalf of clients should forward them to Corporate Actions. Proxy Recipients for new clients (or, if Western Asset becomes aware that the applicable Proxy Recipient for an existing client has changed, the Proxy Recipient for the existing client) are notified at start-up of appropriate routing to Corporate Actions of proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis.  If Western Asset personnel other than Corporate Actions receive proxy materials, they should promptly forward the materials to Corporate Actions.
Proxy Voting
Once proxy materials are received by Corporate Actions, they are forwarded to the Legal and Compliance Department for coordination and the following actions:

a.	Proxies are reviewed to determine accounts impacted.
b.	Impacted accounts are checked to confirm Western Asset voting authority.

c.
Legal and Compliance Department staff reviews proxy issues to determine any material conflicts of interest.  (See conflicts of interest section of these procedures for further information on determining material conflicts of interest.)

d.
If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and Western Asset obtains the client's proxy voting instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Western Asset seeks voting instructions from an independent third party.

e.
Legal and Compliance Department staff provides proxy material to the appropriate research analyst or portfolio manager to obtain their recommended vote.  Research analysts and portfolio managers determine votes on a case-by-case basis taking into account the voting guidelines contained in these procedures.  For avoidance of doubt, depending on the best interest of each individual client, Western Asset may vote the same proxy differently for different clients.  The analyst's or portfolio manager's basis for their decision is documented and maintained by the Legal and Compliance Department.

f.	Legal and Compliance Department staff votes the proxy pursuant to the instructions received in (d) or (e) and returns the voted proxy as indicated in the proxy materials.

Timing

Western Asset personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

Recordkeeping

Western Asset maintains records of proxies voted pursuant to Section 204-2 of the Advisers Act and ERISA DOL Bulletin 94-2.  These records include:

a.	A copy of Western Asset's policies and procedures.
b.	Copies of proxy statements received regarding client securities.
c.	A copy of any document created by Western Asset that was material to making a decision how to vote proxies.
d.	Each written client request for proxy voting records and Western Asset's written response to both verbal and written client requests.
e.	A proxy log including:
1.	Issuer name;
2.	Exchange ticker symbol of the issuer's shares to be voted;
3.	Committee on Uniform Securities Identification Procedures ("CUSIP") number for the shares to be voted;
4.	A brief identification of the matter voted on;
5.	Whether the matter was proposed by the issuer or by a shareholder of the issuer;
6.	Whether a vote was cast on the matter;
7.	A record of how the vote was cast; and
8.	Whether the vote was cast for or against the recommendation of the issuer's management team.

  Records are maintained in an easily accessible place for five years, the first two in Western Asset's offices.
 Disclosure
Western Asset's proxy policies are described in the firm's Part 2A of Form ADV.  Clients will be provided a copy of these policies and procedures upon request.  In addition, upon request, clients may receive reports on how their proxies have been voted.
Conflicts of Interest
All proxies are reviewed by the Legal and Compliance Department for material conflicts of interest.  Issues to be reviewed include, but are not limited to:
1.
Whether Western (or, to the extent required to be considered by applicable law, its affiliates) manages assets for the company or an employee group of the company or otherwise has an interest in the company;

2.
Whether Western or an officer or director of Western or the applicable portfolio manager or analyst responsible for recommending the proxy vote (together, "Voting Persons") is a close relative of or has a personal or business relationship with an executive, director or person who is a candidate for director of the company or is a participant in a proxy contest; and

3.	Whether there is any other business or personal relationship where a Voting Person has a personal interest in the outcome of the matter before shareholders.

Voting Guidelines
Western Asset's substantive voting decisions turn on the particular facts and circumstances of each proxy vote and are evaluated by the designated research analyst or portfolio manager.  The examples outlined below are meant as guidelines to aid in the decision making process.
Guidelines are grouped according to the types of proposals generally presented to shareholders.  Part I deals with proposals which have been approved and are recommended by a company's board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.
I.	Board Approved Proposals

The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and recommended by its board of directors.  In view of the enhanced corporate governance practices currently being implemented in public companies, Western Asset generally votes in support of decisions reached by independent boards of directors.  More specific guidelines related to certain board-approved proposals are as follows:

1.	Matters relating to the Board of Directors

Western Asset votes proxies for the election of the company's nominees for directors and for boardapproved proposals on other matters relating to the board of directors with the following exceptions:

a.
Votes are withheld for the entire board of directors if the board does not have a majority of independent directors or the board does not have nominating, audit and compensation committees composed solely of independent directors.

b.	Votes are withheld for any nominee for director who is considered an independent director by the company and who has received compensation from the company other than for service as a director.
c.	Votes are withheld for any nominee for director who attends less than 75% of board and committee meetings without valid reasons for absences.
d.	Votes are cast on a case-by-case basis in contested elections of directors.

2.	Matters relating to Executive Compensation
Western Asset generally favors compensation programs that relate executive compensation to a company's long-term performance. Votes are cast on a case-by-case basis on board-approved proposals relating to executive compensation, except as follows:
a.	Except where the firm is otherwise withholding votes for the entire board of directors, Western Asset votes for stock option plans that will result in a minimal annual dilution.
b.	Western Asset votes against stock option plans or proposals that permit replacing or repricing of underwater options.
c.	Western Asset votes against stock option plans that permit issuance of options with an exercise price below the stock's current market price.
d.
Except where the firm is otherwise withholding votes for the entire board of directors, Western Asset votes for employee stock purchase plans that limit the discount for shares purchased under the plan to no more than 15% of their market value, have an offering period of 27 months or less and result in dilution of 10% or less.

3.	Matters relating to Capitalization
The management of a company's capital structure involves a number of important issues, including cash flows, financing needs and market conditions that are unique to the circumstances of each company.  As a result, Western Asset votes on a case-by-case basis on board-approved proposals involving changes to a company's capitalization except where Western Asset is otherwise withholding votes for the entire board of directors.
a.	Western Asset votes for proposals relating to the authorization of additional common stock.
b.	Western Asset votes for proposals to effect stock splits (excluding reverse stock splits).
c.	Western Asset votes for proposals authorizing share repurchase programs.

4.	Matters relating to Acquisitions, Mergers, Reorganizations and Other Transactions

Western Asset votes these issues on a case-by-case basis on board-approved transactions.

5.	Matters relating to Anti-Takeover Measures
Western Asset votes against board-approved proposals to adopt anti-takeover measures except as follows:
a.	Western Asset votes on a case-by-case basis on proposals to ratify or approve shareholder rights plans.
b.	Western Asset votes on a case-by-case basis on proposals to adopt fair price provisions.
6.	Other Business Matters
 Western Asset votes for board-approved proposals approving such routine business matters such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting.
a.	Western Asset votes on a case-by-case basis on proposals to amend a company's charter or bylaws.
b.	Western Asset votes against authorization to transact other unidentified, substantive business at the meeting.
II.	Shareholder Proposals
SEC regulations permit shareholders to submit proposals for inclusion in a company's proxy statement.  These proposals generally seek to change some aspect of a company's corporate governance structure or to change some aspect of its business operations.  Western Asset votes in accordance with the recommendation of the company's board of directors on all shareholder proposals, except as follows:

1.	Western Asset votes for shareholder proposals to require shareholder approval of shareholder rights plans.
2.	Western Asset votes for shareholder proposals that are consistent with Western Asset's proxy voting guidelines for board-approved proposals.
3.	Western Asset votes on a case-by-case basis on other shareholder proposals where the firm is otherwise withholding votes for the entire board of directors.
III.	Voting Shares of Investment Companies
Western Asset may utilize shares of open or closed-end investment companies to implement its investment strategies.  Shareholder votes for investment companies that fall within the categories listed in Parts I and II above are voted in accordance with those guidelines.
1.
Western Asset votes on a case-by-case basis on proposals relating to changes in the investment objectives of an investment company taking into account the original intent of the fund and the role the fund plays in the clients' portfolios.

2.
Western Asset votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

IV.	Voting Shares of Foreign Issuers
 In the event Western Asset is required to vote on securities held in non-U.S. issuers – i.e. issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.
1.	Western Asset votes for shareholder proposals calling for a majority of the directors to be independent of management.
2.	Western Asset votes for shareholder proposals seeking to increase the independence of board nominating, audit and compensation committees.
3.
Western Asset votes for shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S. stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

4.
Western Asset votes on a case-by-case basis on proposals relating to (1) the issuance of common stock in excess of 20% of a company's outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common stock in excess of 100% of a company's outstanding common stock where shareholders have preemptive rights.

RETIREMENT ACCOUNTS
For accounts subject to ERISA, as well as other Retirement Accounts, Western Asset is presumed to have the responsibility to vote proxies for the client.  The Department of Labor ("DOL") has issued a bulletin that states that investment managers have the responsibility to vote proxies on behalf of Retirement Accounts unless the authority to vote proxies has been specifically reserved to another named fiduciary.  Furthermore, unless Western Asset is expressly precluded from voting the proxies, the DOL has determined that the responsibility remains with the investment manager.
In order to comply with the DOL's position, Western Asset will be presumed to have the obligation to vote proxies for its Retirement Accounts unless Western Asset has obtained a specific written instruction indicating that: (a) the right to vote proxies has been reserved to a named fiduciary of the client, and (b) Western Asset is precluded from voting proxies on behalf of the client.  If Western Asset does not receive such an instruction, Western Asset will be responsible for voting proxies in the best interests of the Retirement Account client and in accordance with any proxy voting guidelines provided by the client.

PART C

OTHER INFORMATION

ITEM 28. Exhibits

(a)	Declaration of Trust ("Trust Instrument").[1]
(b)	By-Laws.[1]
(c)	Articles III, V, and VI of the Trust Instrument, Exhibit 28(a) hereto, defines the rights of holders of the securities being registered. (Certificates for shares are not issued.)
(d)
Investment Advisory Agreement between Leeward Investment Trust ("Registrant") and Western Asset Management ("Advisor") as investment advisor for the Ultra Short Government Fund and Ultra Short Prime Fund. [4]

(e)	Not Applicable.
(f)	Not Applicable.
(g)	Custody Agreement between the Registrant and U.S. Bank, as custodian for the Ultra Short Government Fund and Ultra Short Prime Fund. [3]
(h)(1)	Fund Accounting and Administration Services Agreement between Leeward Investment Trust and The Nottingham Company, as administrator for the Ultra Short Government Fund and Ultra Short Prime Fund. [3]
(h)(2)	Dividend Disbursing and Transfer Agent Agreement between the Registrant and Nottingham Shareholder Services, LLC, as transfer agent for the Ultra Short Government Fund and Ultra Short Prime Fund. [3]
(h)(3)	Expense Limitation Agreement between the Registrant and The Nottingham Company, as administrator for the Ultra Short Government Fund and Ultra Short Prime Fund. [4]
(i)	Not Applicable.
(j)	Not Applicable.
(k)	Not Applicable.
(o)	Reserved.
(p)(1)	Code of Ethics for the Registrant .[2]
(p)(2)	Code of Ethics for Western Asset Management, Inc. [4]
(q)	Copy of Powers of Attorney .[5]

1.	Incorporated herein by reference to Registrant's Registration Statement on Form N-1A filed on December 20, 2010.
2.	Incorporated herein by reference to Registrant's Registration Statement on Form N-1A filed on June 9, 2011.
3.	Incorporated herein by reference to the Registration Statement on Form N-1A of the Registrant (File No. 811-22507), filed with the Commission on September 12, 2016.
4.	Incorporated herein by reference to the Registration Statement on Form N-1A of the Registrant (File No. 811-22507), filed with the Commission on October 27, 2017.
5.	Filed Herewith.
ITEM 29.  Persons Controlled by or Under Common Control with the Registrant

 No person is controlled by or under common control with the Registrant.
ITEM 30.  Indemnification
Under Delaware law, Section 3817 of the Treatment of Delaware Statutory Trusts empowers Delaware business trusts to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions as may be set forth in the governing instrument of the business trust.  The Registrant's Trust Instrument contains the following provisions:
Article VII. Section 2.
Indemnification and Limitation of Liability.  The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Advisor or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, and, as provided in Section 3 of this Article VII, the Trust out of its assets shall indemnify and hold harmless each and every Trustee and officer of the Trust from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such Trustee's performance of his or her duties as a Trustee or officer of the Trust; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Trust or any Shareholder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.
Article VII. Section 3.
Indemnification.
(a) Subject to the exceptions and limitations contained in Subsection (b) below:
(i) every person who is, or has been, a Trustee or an officer, employee or agent of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof; and

(ii) as used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys, fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.
(b) No indemnification shall be provided hereunder to a Covered Person:
(i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or
(ii) in the event the matter is not adjudicated by a court or other appropriate body, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office: by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).
(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.
(d) To the maximum extent permitted by applicable law, expenses incurred in defending any proceeding may be advanced by the Trust before the disposition of the proceeding upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section; provided, however, that either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.
(e) Any repeal or modification of this Article VII by the Shareholders, or adoption or modification of any other provision of the Declaration or By-laws inconsistent with this Article, shall be prospective only, to the extent that such repeal, or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.
In addition, the Registrant has entered into an Investment Advisory Agreement with its Advisor and a Distribution Agreement with its Distributor. These agreements provide indemnification for those entities and their respective affiliates.  The Advisor's and Distributor's personnel may serve as trustees and officers of the Trust.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act"), may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Trust Instrument or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEM 31.  Business and other Connections of the Investment Advisor
The description of the Advisor is found under the caption "Management of the Fund's Portfolio" and "Management of the Fund – Investment Advisor" in the Prospectus and under the caption "Management and Other Service Providers - Investment Advisor" in the Statement of Additional Information constituting Parts A and B, respectively, of this Registration Statement, which are incorporated by reference herein.  The Advisor provides investment advisory services to numerous individual clients in addition to the Registrant.
ITEM 32.  Principal Underwriter
None.
ITEM 33.  Location of Accounts and Records
All account books and records not normally held by U.S. Bank, the custodian to the Registrant, are held by the Registrant in the offices of The Nottingham Company, fund accountant and administrator to the Registrant; Nottingham Shareholder Services, LLC, transfer agent to the Registrant; or by each of the investment advisors to the Registrant.
The address of U.S. Bank is 800 Nicollet Mall, Minneapolis, MN  55402.  The address of The Nottingham Company is 116 South Franklin Street, Post Office Box 69, Rocky Mount, North Carolina 27802-0069.  The address of Nottingham Shareholder Services, LLC is 116 South Franklin Street, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365.   The address of Western Asset Management, Inc. is 385 East Colorado Blvd., Pasadena, CA  91101.
ITEM 34.  Management Services
None.

ITEM 35.  Undertakings
None.

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rocky Mount, and State of North Carolina on the 29th   day of October , 2018.

LEEWARD INVESTMENT TRUST

/s/ Katherine M. Honey
By: Katherine M. Honey, President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title	Date

*	Trustee and Chairman	October 29, 2018
Theo H. Pitt, Jr.

*	Trustee	October 29, 2018
Thomas Galloway

*	President	October 29, 2018
Katherine M. Honey

*	Treasurer and Assistant Secretary	October 29, 2018
Ashley E. Harris

*By: /s/ Katherine M. Honey	Dated: October 29, 2018
Katherine M. Honey President and Attorney-in-Fact